EXHIBIT 2.1







AGREEMENT FOR SALE AND PURCHASE

OF STOCK

OF

CROSS POINTE PAPER CORPORATION

BETWEEN

PENTAIR, INC.

AND

NORANDA FOREST INC.

TABLE OF CONTENTS


1.    Definitions. . . . . . . . . .   1
  (a) "Agreement". . . . . . . . . .   1
  (b) "Arbiter". . . . . . . . . . .   1
  (c) "Best Knowledge of Seller" . .   1
  (d) "Business Day" . . . . . . . .   1
  (e) "Buyer". . . . . . . . . . . .   2
  (h) "Clayton Act". . . . . . . . .   2
  (i) "Closing". . . . . . . . . . .   2
  (j) "Closing Date" . . . . . . . .   2
  (k) "Confidential Information" . .   2
  (l) "Confidentiality Letter" . . .   2
  (m) "Cross Pointe" . . . . . . . .   2
  (n) "Cross Pointe Financial
      Statements". . . . . . . . . .   2
  (o) "Cross Pointe Group" . . . . .   2
  (p) "Dayton Paper" . . . . . . . .   2
  (q) "Employee Benefits". . . . . .   2
  (r) "Employee Pension Benefit
      Plan". . . . . . . . . . . . .   3
  (s) "Environmental Conditions" . .   3
  (t) "Environmental Costs". . . . .   3
  (u) "Environmental Laws" . . . . .   3
  (v) "ERISA". . . . . . . . . . . .   3
  (w) "ERISA Affiliate". . . . . . .   3
  (x) "Flambeau Lease" . . . . . . .   3
  (y) "Flambeau Paper" . . . . . . .   3
  (z) "Guaranteed Obligations" . . .   4
  (aa)    "Hazardous Material" . . .   4
  (bb)    "Intellectual Property". .   4
  (cc)    "Material Adverse Effect".   4
  (dd)    "Miami Paper". . . . . . .   4
  (ee)    "Net Book Value" . . . . .   4
  (ff)    "PBGC" . . . . . . . . . .   4
  (gg)    "Promissory Note". . . . .   4
  (hh)    "Purchase Price" . . . . .   4
  (ii)    "Purchase Price
      Adjustment". . . . . . . . . .   4
  (jj)    "Seller" . . . . . . . . .   4
  (kk)    "Shares" . . . . . . . . .   4
  (ll)    "Statement of Net Book
      Value" . . . . . . . . . . . .   5
  (mm)    "Tax Returns". . . . . . .   5
  (nn)    "Unknown Conditions" . . .   5

2.  Purchase and Sale of Stock . . .   5

3.  Purchase Price . . . . . . . . .   5

4.  Payment. . . . . . . . . . . . .   8

5.  Assumption of Liabilities. . . .   8

6.  Closing. . . . . . . . . . . . .   9

7.  Seller's Representations,
  Warranties, and Covenants. . . . .   9
  (a) Organization and Authority
      of Seller. . . . . . . . . . .   9
  (b) Valid and Enforceable
      Agreement. . . . . . . . . . .   9
  (c) Organization of Cross
      Pointe Group . . . . . . . . .  10
  (d) Financial Statements . . . . .  12
  (e) No Material Change . . . . . .  13
  (f) Leases . . . . . . . . . . . .  13
  (g) Title to Personal Property . .  13
  (h) Realty . . . . . . . . . . . .  13
  (i) Plant and Equipment. . . . . .  14
  (j) Intellectual Property. . . . .  14
  (k) Employee Matters . . . . . . .  14
  (l) Litigation . . . . . . . . . .  15
  (m) Compliance with Laws . . . . .  15
  (n) Material Contracts . . . . . .  15
  (o) Licenses and Permits . . . . .  16
  (p) Insurance. . . . . . . . . . .  16
  (q) Employee Benefits. . . . . . .  16
  (r) Transactions with Related
      Parties. . . . . . . . . . . .  18
  (s) Bank Accounts. . . . . . . . .  18
  (t) Tax Matters. . . . . . . . . .  18
  (u) Environmental, Health and
      Safety Matters . . . . . . . .  20
  (v) Inventory. . . . . . . . . . .  21
  (w) Prospects; Outstanding
      Commitments; Customers and
      Suppliers. . . . . . . . . . .  21

8.  Buyer's Representations and
  Warranties . . . . . . . . . . . .  22
  (a) Organization . . . . . . . . .  22
  (b) Authority. . . . . . . . . . .  22
  (c) Valid and Enforceable
      Agreement. . . . . . . . . . .  22
  (d) Financial Statements . . . . .  22
  (e) Investment Purposes. . . . . .  23
  (f) No Material Changes. . . . . .  23

9.    Other Covenants. . . . . . . .  23
  (a)  Actions Pending Closing . . .  23
  (b) Accounts Receivable. . . . . .  25
  (c) Product Warranty Claims. . . .  25

10.  Conditions Precedent to
  Obligations of Buyer . . . . . . .  26
  (a) No Material Errors;
      Performance of Obligations . .  26
  (b) Officer's Certificate. . . . .  26
  (c) Certified Copy of
      Resolutions. . . . . . . . . .  26
  (d) Opinion of Seller's
      Counsel. . . . . . . . . . . .  26
  (e) Injunctions. . . . . . . . . .  26
  (f) Clayton Act Matters. . . . . .  26
  (g) Other Matters. . . . . . . . .  26
  (h) No Evidence of Hazardous
      Material; Licenses and
      Permits. . . . . . . . . . . .  26
  (i) Resignations . . . . . . . . .  27
  (j) Employment Agreements. . . . .  27

11.  Conditions Precedent to
  Obligations of Seller. . . . . . .  27
  (a) No Material Errors;
      Performance of Obligations . .  27
  (b) Certified Copy of
      Resolutions. . . . . . . . . .  27
  (c) Opinion of Buyer's Counsel . .  28
  (d) Injunctions. . . . . . . . . .  28
  (e) Clayton Act Matters. . . . . .  28
  (f) Other Matters. . . . . . . . .  28
  (g) Promissory Note. . . . . . . .  28

12.  Broker. . . . . . . . . . . . .  28

13.  Employees and Employee
  Benefits . . . . . . . . . . . . .  28

14.  Confidential Information. . . .  29
  (a) Buyer's Duty . . . . . . . . .  29
  (b) Seller's Duty. . . . . . . . .  29

15.  Indemnification . . . . . . . .  29
  (a) Seller's Indemnity . . . . . .  29
  (b) Buyer's Indemnity. . . . . . .  30
  (c) Notice of Claims . . . . . . .  30
  (d) Limitations on Claims
      Amounts. . . . . . . . . . . .  31
  (e) Effect of Materiality
      Qualifications.. . . . . . . .  31
  (f) General Claims Procedures. . .  31

16.  Lease Guarantees. . . . . . . .  32

17.  Expenses.   . . . . . . . . . .  32

18.   Hazardous Material Indemnity .  32
  (a) Indemnity. . . . . . . . . . .  32
  (b) Amounts Subject to
      Indemnity. . . . . . . . . . .  33
  (c) Environmental Claims
      Procedures . . . . . . . . . .  34
  (d) Standards for
      Environmental Actions. . . . .  35
  (e) Changes in Environmental
      Laws . . . . . . . . . . . . .  35
  (f) Post-Closing
      Investigations . . . . . . . .  35
  (g) Emergency Actions. . . . . . .  35

19.  Termination of Agreement. . . .  36

20.  Announcements . . . . . . . . .  36

21.  Records . . . . . . . . . . . .  37

22.  Assistance after Closing. . . .  37
  (a) Retained Liabilities . . . . .  37
  (b) Allocation of Pulp . . . . . .  37

23.  Tax Matters . . . . . . . . . .  38
  (a) Apportionment of Income. . . .  38
  (b) Audits . . . . . . . . . . . .  38
  (c) Post-Closing Elections . . . .  38
  (d) Section 338(h)(10)
      Election . . . . . . . . . . .  38
  (e) Allocation of Purchase
      Price. . . . . . . . . . . . .  39

24.  Survival of Representations
  and Warranties . . . . . . . . . .  39

25.  Amendment and Waiver. . . . . .  39

26.  Notices . . . . . . . . . . . .  39

27.  Parties in Interest . . . . . .  40

28.  Further Assurances. . . . . . .  40

29.  No Waivers. . . . . . . . . . .  41

30.  Governing Law . . . . . . . . .  41

31.  Severability. . . . . . . . . .  41

32.  Miscellaneous . . . . . . . . .  41

33.   Arbitration of Disputes. . . .  41

EXHIBITS

A.    Confidentiality Letter Agreement
B.    Form of Auditors' Report
C.    Obligations to be Assumed by Buyer
D.    Promissory Note

LIST OF SCHEDULES



Schedule 1(z)      Guaranteed Obligations3
Schedule 1(bb)     Intellectual Property4
Schedule 3(b)      Reserves and Accruals
                   to Be Eliminated. . 6
Schedule 7(c)      Organization of Cross
                   Pointe Group. . . .12
Schedule 7(d)      Cross Pointe Financial
                   Statements. . . . .12
Schedule 7(f)      Cross Pointe Leases13
Schedule 7(g)      Title to Personal Property13
Schedule 7(h)      Description of Real Property13
Schedule 7(i)      Plant and Equipment14
Schedule 7(k)      Employee Matters. .14
Schedule 7(l)      Litigation. . . . .15
Schedule 7(n)      Material Contracts.15
Schedule 7(o)      Licenses and Permits16
Schedule 7(p)      Insurance . . . . .16
Schedule 7(q)      Employee Benefits .16
Schedule 7(r)      Transactions with
                   Related Parties . .18
Schedule 7(s)      Bank Accounts . . .18
Schedule 7(t)      Tax Returns . . . .18
Schedule 7(u)      Environmental, Health,
                   and Safety Information20
Schedule 7(w)      Prospects; Outstanding
                   Commitments; Customers
                   and Suppliers . . .21
Schedule 9(b)      Accounts Receivable25
Schedule 10(d)     Form of Seller's Legal
                   Counsel's Opinion .26
Schedule 10(h)     Environmental Information27
Schedule 11(c)     Form of Buyer's Legal Counsel's Opinion28
Schedule 13        Agreement Regarding Employee Benefits29
Schedule 18(b)     Categories of Environmental  Conditions33
Schedule 23(e)     Allocation Schedule39

      THIS AGREEMENT entered into this
21st day of February, 1995 between
Pentair, Inc., a Minnesota corporation
("Seller") and Noranda Forest Inc., a
Canada corporation ("Buyer");

               WITNESSETH:

      WHEREAS, Seller is the owner of all
of the issued and outstanding capital
stock of Cross Pointe Paper Corporation, a Minnesota corporation ("Cross
Pointe"); and

      WHEREAS, the Seller desires to sell
and the Buyer desires to purchase from
Seller all of the outstanding capital
stock of Cross Pointe in accordance with the terms and provisions of this Agreement;

      NOW, THEREFORE, in consideration of
the foregoing premises and of the mutual covenants and conditions herein contained, the parties agree as follows:

      1.  Definitions.  The terms below
shall have the following meanings under
this Agreement unless the context
clearly requires otherwise:

      (a) "Agreement" means this Stock
      Purchase Agreement and all
      amendments made hereto by written
      agreement between Buyer and Seller
      including all Exhibits and
      Schedules referred to herein.

      (b) "Arbiter" is defined in Section
      3(d).

      (c) "Best Knowledge of Seller" when
      modifying any representation or
      warranty shall mean that no officer
      of Seller or any member of the
      Cross Pointe Group has any
      knowledge that such representation
      and warranty is not true and
      correct to the same extent as
      provided therein and that:

          (i)  Seller and each member of
          the Cross Pointe Group has
          exercised due diligence and has
          made appropriate investigations
          and inquiries of the officers
          and business records of both
          Seller and the Cross Pointe
          Group; and

          (ii)  nothing has come to the
          attention of Seller in the
          course of such investigation
          and review or otherwise which
          would reasonably cause Seller,
          in the exercise of due
          diligence, to believe that such
          representation and warranty is
          not true and correct.

      Such terms shall have a cognate
      meaning as applied to Buyer.

      (d) "Business Day" means a day on
      which banks are open for business
      in Minneapolis, Minnesota and in
      Toronto, Ontario.

      (e) "Buyer" means Noranda Forest
      Inc., a Canada corporation, or its
      permitted assignee.

      (f) "Buyer's Financial Statements"
      are defined in Section 8(d).

      (g) "Code" means the Internal
      Revenue Code of 1986, as amended.

      (h) "Clayton Act" means 15 U.S.C.
      section 12, et seq., as amended, and the rules and regulations promulgated thereunder from time to time.

      (i) "Closing" means the actual
      transfer and delivery of the
      certificates evidencing all of the
      issued and outstanding capital
      stock of Cross Pointe, the delivery
      of the Promissory Note and
      documents providing for the
      assumption of certain specified
      liabilities, and the exchange and
      delivery by the parties of such
      other documents and instruments
      contemplated by this Agreement.

      (j) "Closing Date" means the date
      five business days following the
      date on which all conditions to the
      Closing set forth in Sections 10
      and 11 shall have been performed or
      such other date as the parties
      hereto shall mutually agree (but
      shall not be earlier than the
      expiration or termination of the
      waiting period specified by Section
      7A of the Clayton Act).

      (k) "Confidential Information"
      means all information designated as
      "Evaluation Material" in the
      Confidentiality Letter.

      (l) "Confidentiality Letter" means
      the confidentiality letter
      agreement dated August 24, 1994
      between Buyer and CS First Boston
      Corp., acting as agent for Seller,
      a copy of which is attached as
      Exhibit A.

      (m) "Cross Pointe" means Cross
      Pointe Paper Corporation, a
      Minnesota corporation.

      (n) "Cross Pointe Financial
      Statements" means the unaudited
      consolidated financial statements
      of Cross Pointe for the years ended
      December 31, 1989 through 1994.

      (o) "Cross Pointe Group" means
      Cross Pointe, Dayton Paper,
      Flambeau Paper, and Miami Paper, as
      a group.

      (p) "Dayton Paper" means Dayton
      Paper Corp., a Minnesota
      corporation.

      (q) "Employee Benefits" means any
      and all pension or welfare benefit
      programs, plans, arrangements,
      agreements and understandings for
      employees generally or specific
      individual employees of the Cross
      Pointe Group to which Seller or
      Cross Pointe contributes or is a
      party, by which any of them may be
      bound, or under which any of them
      may have liability, including,
      without limitation, pension or
      retirement plans, deferred
      compensation plans, bonus or
      incentive plans, early retirement
      programs, severance pay policies,
      support funds, medical or dental
      insurance, and payment or
      reimbursement plans.

      (r) "Employee Pension Benefit Plan"
      means an employee pension benefit
      plan as defined in Section 3(2) of
      ERISA.

      (s) "Environmental Conditions"
      means the presence on or under any
      of the facilities or properties of
      the Cross Pointe Group, or the
      escape, seepage, leakage, spillage,
      discharge, emission, or release
      from any such facilities or
      properties, of any Hazardous
      Material existing on the date of
      Closing.

      (t) "Environmental Costs" means
      losses, liabilities, damages,
      injuries, penalties, fines, costs,
      expenses, and claims of any and
      every kind whatsoever (including
      reasonable attorneys' fees and
      expenses), whether incurred or
      identified with respect to, or as a
      direct or indirect result of, any
      Environmental Condition or
      compliance with Environmental Laws,
      including, without limitation, the
      cost of any required or necessary
      repair, cleanup, or detoxification
      of any property.

      (u) "Environmental Laws" means
      federal, state, regional, county,
      and local laws, statutes, rules,
      regulations, and ordinances and
      common law requirements relating to
      the environment, including, without
      limitation, those relating to
      nuisance or trespass, releases,
      discharges, emissions, or disposals
      to air, water, land, or
      groundwater, to the withdrawal or
      use of groundwater, to the
      treatment, storage, disposal, or
      management of Hazardous Material,
      to exposure to toxic, hazardous, or
      other controlled, prohibited, or
      regulated substances, to the
      transportation, storage, disposal,
      management, or release of gaseous
      or liquid substances, and any
      regulation, order, injunction,
      judgment, declaration, notice, or
      demand issued thereunder.

      (v) "ERISA" means the Employee
      Retirement Income Security Act of
      1974, as amended.

      (w) "ERISA Affiliate" means any
      trade or business, whether or not
      incorporated, that would be
      aggregated with the Cross Pointe
      Group for purposes of imposition of
      liability under Title IV of ERISA.

      (x) "Flambeau Lease" means that
      Operative Lease Agreement listed on
      Schedule 1(z) hereto and the
      documents related thereto, copies
      of which have been heretofore
      delivered by Seller to Buyer.

      (y) "Flambeau Paper" means Flambeau
      Paper Corp., a Wisconsin
      corporation.

      (z) "Guaranteed Obligations" means
      those obligations and liabilities
      of Seller, listed on Schedule 1(z),
      undertaken in respect of the Cross
      Pointe Group, including without
      limitation the guaranty obligations
      of Seller under the Flambeau Lease.

      (aa)     "Hazardous Material" means
      and includes (i) any pollutant or
      contaminant regulated by any
      governmental unit, (ii) petroleum
      or petroleum products, including
      crude oil, (iii) any asbestos or
      insulation or other material
      composed of or containing asbestos,
      and (iv) any hazardous, toxic or
      dangerous waste, substance, or
      material defined as such in (or for
      purposes of) the Comprehensive
      Environmental Response,
      Compensation and Liability Act, as
      amended, any so-called state or
      local "Superfund" or "Superlien"
      law, or any other Environmental
      Law.

      (bb)     "Intellectual Property"
      means all patents, utility patents
      and design patents and
      registrations therefor, trademarks,
      trade names, trademark rights and
      trademark registrations, copyrights
      and licenses listed on
      Schedule 1(bb), as well as all
      technical documentation reflecting
      engineering and production data,
      design data, plans, specifications,
      drawings, technology, know-how,
      trade secrets, software licenses,
      manufacturing processes and all
      documentary evidence thereof
      relating to any members of the
      Cross Pointe Group.

      (cc)     "Material Adverse Effect"
      means an event or condition that is
      so adverse that it could reasonably
      be expected to materially and
      adversely affect the conduct of the
      business, operations, prospects, or
      financial condition of the Cross
      Pointe Group, taken as a whole.

      (dd)     "Miami Paper" means Miami
      Paper Corp., a Minnesota
      corporation.

      (ee)     "Net Book Value" means the
      difference between (x) all assets,
      including cash and cash equivalents
      and deferred tax assets, less
      (y) all liabilities, whether
      current or long-term, including
      deferred income taxes but excluding
      any income taxes payable by Seller
      under Section 23(a), all as
      reflected on the Statement of Net
      Book Value.

      (ff)     "PBGC" means the Pension
      Benefit Guaranty Corporation.

      (gg)     "Promissory Note" is
defined in Section 3(a).

      (hh)     "Purchase Price" is
      defined in Section 3(a).

      (ii)     "Purchase Price
      Adjustment" is defined in Section
      3(e).

      (jj)     "Seller" means Pentair,
      Inc., a Minnesota corporation.

      (kk)     "Shares" means all of the
      outstanding shares of capital stock
      of Cross Pointe.

      (ll)     "Statement of Net Book
      Value" means a consolidated
      statement showing (x) all assets,
      including cash and cash equivalents
      and deferred tax assets, and
      (y) all liabilities, whether
      current or long-term, including
      deferred income taxes but excluding
      any income taxes payable by Seller
      under Section 23(a) and including
      or excluding assets and liabilities
      pursuant to Section 3(b)(ii), of
      the Cross Pointe Group as of the
      close of business on the day
      immediately preceding the Closing
      Date.

      (mm)     "Tax Returns" means any
      return, report, claim for refund,
      or information return or statement
      relating to any federal, state,
      local or foreign income tax, excise
      taxes, sales and use taxes, highway
      use taxes, payroll taxes, tangible
      and intangible personal property
      taxes, real estate taxes, and
      franchise taxes (including any
      interest, penalty, or addition
      thereto, whether or not disputed),
      including any schedule or
      attachment thereto (with respect to
      federal income tax returns, those
      returns relating to the Cross
      Pointe Group's portion of Seller's
      federal income tax return).

      (nn)     "Unknown Conditions" means
      any Environmental Condition not
      disclosed to Buyer on Schedule
      10(h) or not revealed in Buyer's
      preclosing investigation.

      2.  Purchase and Sale of Stock.
      Subject to the terms and conditions
      herein stated, Seller shall sell,
      transfer and deliver to Buyer, and
      Buyer shall purchase from Seller at
      the Closing all of Seller's right,
      title and interest in all of the
      Shares.  The Shares shall be
      transferred free and clear of all
      liens, claims, encumbrances,
      charges, and other restrictions of
      any nature whatsoever.

      3.  Purchase Price.

      (a) Subject to adjustment as
      provided in this Agreement, the
      aggregate purchase price to be paid
      by Buyer for the Shares shall be
      $200,000,000 (the "Purchase
      Price").  The Buyer shall pay the
      Purchase Price in two installments.
      Buyer shall deliver to Seller the
      first installment of $100,000,000
      at Closing.  A second installment
      of $100,000,000 shall be delivered
      to Seller on December 31, 1995.
      Buyer's obligation to pay the
      second installment of the Purchase
      Price shall be evidenced by a
      Promissory Note delivered to Seller
      at Closing (the "Promissory Note"),
      which shall be in substantially the
      same form attached hereto as
      Exhibit D.  The Purchase Price
      assumes that the Net Book Value of
      Cross Pointe, on a consolidated
      basis, will be $134,000,000.  If
      the Net Book Value is different
      from this amount, the Purchase
      Price is subject to adjustment as
      set forth in Section 3(e) hereof.

      (b) (i)  Seller shall prepare and
      deliver to Buyer, within 60 days
      following the Closing Date, the
      Statement of Net Book Value.  There
      shall be attached to the Statement
      of Net Book Value an annex setting
      forth in reasonable detail the
      computation of the Purchase Price
      Adjustment (as defined in
      Section 3(e) hereof) and the report
      of Seller's auditors in the form of
      Exhibit B.  Seller shall cause the
      Statement of Net Book Value to be
      audited by Seller's auditors, and
      the report of such auditors thereon
      shall be delivered to Buyer within
      the 60 day period.  Seller's
      auditors will observe a physical
      inventory of the inventories of the
      members of Cross Pointe Group as of
      the close of business on the day
      immediately preceding the Closing
      Date.  The taking of such inventory
      shall be observed by Buyer and by
      Buyer's auditors.

      (ii)     To the extent permitted by
      generally accepted accounting
      principles, the assets and
      liabilities set forth in the
      Statement of Net Book Value shall
      be determined using the same
      accounting methods, policies,
      principles, practices, and
      procedures, with consistent
      classification, judgments, and
      estimation methodology, as used in
      determining assets and liabilities
      included in the Cross Pointe
      Financial Statements as of December
      31, 1994, and, except as required
      by generally accepted accounting
      principles applied on a basis
      consistent with the principles
      applied in the preparation of the
      Cross Pointe Financial Statements
      as of December 31, 1994, the
      Statement of Net Book Value shall
      not take into account any changes
      in circumstances or events
      occurring after the close of
      business on the day immediately
      preceding the Closing Date, other
      than the elimination of (x)
      reserves for noncollection of
      accounts receivable and for claims
      and allowances for product
      warranties not theretofore
      specifically identified, (y)
      reserves and accruals for
      liabilities identified on Schedule
      3(b), and (z) other reserves and
      accruals for liabilities expressly
      assumed by Seller pursuant to this
      Agreement.  In preparing the
      Statement of Net Book Value, the
      respective amounts included in the
      Statement of Net Book Value for
      litigation reserves and for any
      other reserve the amount of which
      was determined for the Cross Pointe
      Financial Statements as of December
      31, 1994 by subjective estimates
      shall be equal to the respective
      amounts (including the absence of a
      reserve or zero) included in
      respect of these items in the Cross
      Pointe Financial Statements as of
      December 31, 1994, except as
      required to reflect changes in
      circumstances or events (including
      charges to reserves to reflect
      costs incurred or payments made by
      or on behalf of Cross Pointe)
      occurring between December 31, 1994
      and the close of business on the
      day immediately preceding the
      Closing Date (in which event the
      preceding sentence shall govern the
      determination of any changes in the
      reserve).  The provisions of this
      Section 3(b)(ii), and the
      definitions of the defined terms
      used in this Section 3(b)(ii),
      shall be set forth verbatim in Note
      1 to the Statement of Net Book
      Value.

      (c) Seller shall afford Buyer
      (including its employees, auditors,
      agents, and professional advisors)
      the opportunity to review and
      comment upon drafts of the
      Statement of Net Book Value (and
      the computation of the Purchase
      Price Adjustment annexed thereto)
      prior to the finalization of the
      same, and Seller and Buyer shall
      attempt in good faith to resolve
      any disputes with respect to the
      calculations therein before the
      final statement is rendered.  In
      connection therewith, Seller shall
      arrange for the work papers of
      Seller's auditors to be made
      available to Buyer and Buyer's
      auditors, and they may make
      inquiries of representatives of
      Seller and its auditors to the
      extent deemed necessary by Buyer.
      Buyer agrees to provide access to
      employees of Cross Pointe, as well
      as representatives of Buyer, to the
      extent reasonably necessary to
      enable Seller and its auditors to
      prepare and audit the Statement of
      Net Book Value.

      (d) The Statement of Net Book Value
      delivered by Seller to Buyer (and
      the computation of the Purchase
      Price Adjustment annexed thereto)
      shall be conclusive and binding
      upon the parties unless Buyer,
      within 30 days after the delivery
      to Buyer of the Statement of Net
      Book Value, notifies Seller in
      writing that Buyer disputes any of
      the amounts set forth therein,
      specifying the nature of the
      dispute and the basis therefor.
      The parties shall in good faith
      attempt to resolve any dispute, in
      which event the Statement of Net
      Book Value and the computation of
      the Purchase Price Adjustment, as
      amended to the extent necessary to
      reflect the resolution of the
      dispute, shall be conclusive and
      binding upon the parties.  If the
      parties do not reach agreement
      resolving the dispute within 15
      days after notice is given by Buyer
      to Seller pursuant to the second
      preceding sentence, the parties
      shall submit the dispute to a
      nationally recognized independent
      accounting firm mutually agreeable
      to the parties, which firm shall
      not have had a material
      relationship with either Buyer or
      Seller or their respective
      affiliates within the two years
      preceding the appointment (the
      "Arbiter"), for resolution.  If the
      parties cannot agree on the
      selection of the independent
      accounting firm to act as Arbiter,
      the parties shall request the
      American Arbitration Association in
      Chicago, Illinois, to appoint such
      a firm, and such appointment shall
      be conclusive and binding upon the
      parties.  Promptly, but no later
      than 30 days after its acceptance
      of its appointment as Arbiter, the
      Arbiter shall make a determination,
      based solely on presentations by
      Buyer and Seller, and not by
      independent review, and shall
      render a report as to the dispute
      and the resulting computation of
      the Statement of Net Book Value and
      the Purchase Price Adjustment, if
      any, which shall be conclusive and
      binding upon the parties.  In
      resolving any disputed item, the
      Arbiter (y) shall be bound by the
      provisions of Section 3(b)(ii) and
      (z) may not assign a value to any
      item greater than the greatest
      value for such item claimed by
      either party or less than the
      smallest value for such item
      claimed by either party.  The fees,
      costs, and expenses of the Arbiter
      (i) shall be borne by Buyer in the
      proportion that the aggregate
      dollar amount of such disputed
      items so submitted that are
      unsuccessfully disputed by Buyer
      (as finally determined by the
      Arbiter) bears to the aggregate
      dollar amount of such items so
      submitted and (ii) shall be borne
      by Seller in the proportion that
      the aggregate dollar amount of such
      disputed items so submitted that
      are successfully disputed by Buyer
      (as finally determined by the
      Arbiter) bears to the aggregate
      dollar amount of such items so
      submitted.  Buyer and Seller each
      shall make available to the other
      (upon the request of the other)
      their respective work papers
      generated in connection with the
      preparation or review of the
      Statement of Net Book Value.

      (e) If the Net Book Value, as set
      forth in the Statement of Net Book
      Value which has become conclusive
      and binding on the parties pursuant
      to the provisions of Section 3(d),
      exceeds $134,000,000, the Purchase
      Price shall be increased by the
      amount of the excess.  If the Net
      Book Value is less than
      $134,000,000, the Purchase Price
      shall be reduced by the amount of
      the excess of $134,000,000 over the
      Net Book Value.  (Any such
      adjustment is referred to herein as
      the "Purchase Price Adjustment").

      (f) The first $5,000,000 of any
      Purchase Price Adjustment, whether
      an increase or a decrease, shall be
      paid without interest by wire
      transfer on the business day
      immediately preceding the date on
      which the Promissory Note is
      payable.  Any Purchase Price
      Adjustment in excess of $5,000,000,
      whether an increase or a decrease,
      shall bear interest and be paid by
      wire transfer on the third Business
      Day following (i) the last day on
      which Buyer may, pursuant to the
      first sentence of Section 3(d),
      notify Seller that it disputes any
      of the amounts set forth in the
      Statement of Net Book Value, if
      there shall have been no dispute
      between the parties with respect
      thereto, or such earlier date as
      Buyer shall advise Seller of the
      absence of any dispute, (ii) the
      date mutual agreement is reached as
      to the amount of the Purchase Price
      Adjustment, if any, in the event of
      a dispute that is settled by the
      parties without resort to the
      Arbiter, or (iii) the receipt of
      the report of the Arbiter in the
      event of a dispute which is settled
      by the Arbiter, as applicable.  The
      portion of the Purchase Price
      Adjustment in excess of $5,000,000
      shall bear interest at an annual
      rate equal to the announced large
      business prime rate of Morgan
      Guaranty Trust Company of New York
      from the Closing Date to but not
      including the date of payment.  Any
      such wire transfer by Buyer to
      Seller shall be made in accordance
      with Section 4.  Any such wire
      transfer by Seller to Buyer shall
      be made to an account in the United
      States designated by Buyer in
      writing at least three Business
      Days prior to the date of payment.

      4.  Payment.  All payments in
      respect of the Purchase Price shall
      be made in U.S. dollars in
      immediately available funds.  The
      payment of the first installment
      of the Purchase Price
      ($100,000,000) by Buyer to Seller
      at the Closing shall be sent by
      wire transfer at the completion of
      the Closing on the Closing Date.
      The payment of the Promissory Note
      by Buyer to Seller on December 31,
      1995 shall be sent by wire transfer
      by the close of the Business Day
      next following December 31, 1995.
      All payments in respect of the
      Purchase Price by Buyer to Seller
      shall be by wire transfer to First
      Bank National Association, Account
      No. xxx-xxxxxxx (ABA wire transfer
      routing number 091000022), marked
      to the attention of Karen Johnson,
      or to such other account and to the
      attention of such other person in
      the United States as Seller may
      otherwise direct Buyer in writing
      at least three business days prior
      to the payment date.  The
      Promissory Note shall not be
      subject to set-off except for
      non-payment of amounts that (a) Seller
      agrees in writing are owed by
      Seller to Buyer or (b) have been
      determined to be owed by Seller to
      Buyer by an arbitral award in
      accordance with Section 3(h) or
      Section 33.  Buyer hereby waives
      any further defenses and rights of
      set-off, whether equitable or legal
      in nature, that it may be entitled
      to assert against Seller with
      respect to payment of the
      Promissory Note.

      5.  Assumption of Liabilities.  At
      Closing, Buyer shall assume and
      agree to satisfy and perform, to
      the extent not satisfied or
      performed prior to the Closing
      Date, without any cost or charge to
      Seller, those obligations of Seller
      specifically set forth in Exhibit C
      attached occurring after the
      Closing Date.   Buyer shall assume
      no other obligations or liabilities
      of Seller.  If the assumption of
      any liabilities assumed by Buyer
      under this Section 5 requires the
      consent of any third party, Seller
      and Buyer agree they will use their
      reasonable best efforts to obtain
      such written consent to such
      assumption, unless otherwise
      agreed; failing such consent, Buyer
      shall indemnify Seller in
      accordance with the provisions of
      Sections 15 and 16 hereof against
      any claim arising out of the
      specifically assumed liabilities.

      6.  Closing.  The Closing shall
      take place on the Closing Date at
      the offices of Henson & Efron, P.A.
      in Minneapolis, Minnesota, at 10:00
      o'clock a.m., local time, or at
      such other time and place as may be
      mutually agreed upon.  Buyer and
      Seller each agree they shall use
      their reasonable best efforts and
      shall cause all relevant affiliates
      to use their reasonable best
      efforts to obtain fulfillment of
      all conditions to Closing set forth
      in Sections 10 and 11 hereof as
      soon as reasonably practicable.

      At the Closing, Seller shall
      deliver to Buyer certificates
      evidencing ownership of all of the
      Shares, in form ready for transfer
      and duly endorsed to Buyer,
      together with such other documents
      and instructions as provided
      herein, reasonably satisfactory in
      form and substance to Buyer and its
      counsel, as shall be required to
      vest in Buyer good and marketable
      title, free and clear of all liens,
      charges and encumbrances in and to
      the Shares.

      At the Closing, Buyer shall also
      deliver to Seller the Promissory
      Note and such undertakings, and
      other instruments, reasonably
      satisfactory in form and substance
      to Seller and its counsel, as shall
      be required to cause Buyer to
      assume the obligations as provided
      in Section 5.

      7.  Seller's Representations,
      Warranties, and Covenants.  Each of
      the Schedules to which reference is
      made in this Section 7 has been
      heretofore delivered separately by
      Seller to Buyer in accordance with
      the references contained in this
      Section 7.  Seller represents,
      warrants, and covenants to the
      Buyer as follows:

      (a) Organization and Authority of
      Seller.  Seller is a duly organized
      and validly existing corporation in
      good standing in the state of
      Minnesota.  Seller is the
      registered and beneficial owner of
      and has the complete and
      unrestricted right, power and
      authority to sell, transfer and
      assign the Shares pursuant to this
      Agreement.  The execution, delivery
      and performance of this Agreement
      and the consummation of the
      transactions contemplated hereby
      have been duly authorized by the
      Board of Directors of Seller, and
      no action by Seller's shareholders
      is required to approve or
      consummate the transactions
      contemplated by this Agreement.

      (b) Valid and Enforceable
      Agreement.  This Agreement
      constitutes a valid and binding
      agreement of Seller, enforceable in
      accordance with its terms, except
      insofar as enforceability may be
      limited by bankruptcy, insolvency,
      reorganization, moratorium or
      similar laws affecting the rights
      of creditors generally, and by
      general equitable principles.
      Neither the execution and delivery
      of this Agreement, nor the
      consummation of the transactions
      contemplated hereby, nor the
      performance of Seller's obligations
      hereunder materially violates or
      conflicts with, results in a
      material breach of, or constitutes
      a material default under (i) any
      law, regulation, judgment or order,
      decree, award or ruling to which
      Seller or any member of the Cross
      Pointe Group is subject, (ii) the
      Articles of Incorporation or By-Laws
      of Seller or any member of the
      Cross Pointe Group, or
      (iii) subject to the obtaining of
      necessary consents under various
      loan agreements, guarantees,
      leases, and other agreements, any
      agreement or other restriction of
      any kind or character to which
      Seller or any member of the Cross
      Pointe Group is a party, by which
      Seller or any member of the Cross
      Pointe Group is bound, or to which
      any of the properties of any member
      of the Cross Pointe Group is
      subject.  Except as contemplated by
      Section 9(a)(vi), no approval,
      authorization, action, or filing
      with any governmental authority is
      required for the consummation of
      the transactions contemplated by
      this Agreement.

      (c) Organization of Cross Pointe
      Group.

          (i)  Cross Pointe is a duly
          organized and validly existing
          corporation in good standing in
          the State of Minnesota and in
          every jurisdiction where the
          nature of its business or
          properties require
          qualification to do business,
          and has all requisite corporate
          power and authority to own and
          lease its properties and to
          carry on its business as
          presently conducted in all
          states in which it currently
          does business.

          All of the outstanding shares
          of capital stock of Cross
          Pointe have been duly
          authorized and validly issued,
          are fully paid and
          nonassessable, and are owned,
          of record and beneficially, by
          Seller and are free and clear
          of all liens, claims,
          encumbrances and restrictions
          whatsoever.  No shares of
          capital stock of, or other
          ownership interest in, Cross
          Pointe are reserved for
          issuance, and there are no
          outstanding options, warrants,
          calls, rights, subscriptions,
          claims of any character,
          agreements, arrangements,
          obligations, convertible or
          exchangeable securities, or
          other commitments, contingent
          or otherwise, relating to the
          capital stock of, or other
          ownership interest in, Cross
          Pointe pursuant to which it is
          or may become obligated to
          issue, purchase, or exchange
          any shares of its capital
          stock.

          Cross Pointe does not own,
          directly or indirectly, any
          capital stock or other equity
          or ownership or proprietary
          interest in any other
          corporation, partnership,
          association, trust, joint
          venture or other entity other
          than Dayton Paper, Flambeau
          Paper, and Miami Paper and the
          shares of Chippewa and Flambeau
          Improvement Corporation
          referred to in subparagraph
          (iii) of this Section 7(c).

          (ii) Dayton Paper is a duly
          organized and validly existing
          corporation in good standing in
          Minnesota and in every
          jurisdiction where the nature
          of its business or properties
          require qualification to do
          business, and has all requisite
          corporate power and authority
          to own and lease its properties
          and to carry on its business as
          presently conducted in all
          states in which it currently
          does business.

          All of the outstanding shares
          of capital stock of Dayton
          Paper have been duly authorized
          and validly issued, are fully
          paid and nonassessable, and are
          owned, of record and
          beneficially, by Cross Pointe
          and are free and clear of all
          liens, claims, encumbrances and
          restrictions whatsoever.  No
          shares of capital stock of, or
          other ownership interest in,
          Dayton Paper are reserved for
          issuance, and there are no
          outstanding options, warrants,
          calls, rights, subscriptions,
          claims of any character,
          agreements, arrangements,
          obligations, convertible or
          exchangeable securities, or
          other commitments, contingent
          or otherwise, relating to the
          capital stock of, or other
          ownership interest in, Dayton
          Paper pursuant to which it is
          or may become obligated to
          issue, purchase, or exchange
          any shares of its capital
          stock.

          Dayton Paper does not own,
          directly or indirectly, any
          capital stock or other equity
          or ownership or proprietary
          interest in any other
          corporation, partnership,
          association, trust, joint
          venture or other entity.

          (iii)     Flambeau Paper is a duly
          organized and validly existing
          corporation in good standing in
          Wisconsin and in every
          jurisdiction where the nature
          of its business or properties
          require qualification to do
          business, and has all requisite
          corporate power and authority
          to own and lease its properties
          and to carry on its business as
          presently conducted in all
          states in which it currently
          does business.

          All of the outstanding shares
          of capital stock of Flambeau
          Paper have been duly authorized
          and validly issued, are fully
          paid and nonassessable, and are
          owned, of record and
          beneficially, by Cross Pointe
          and are free and clear of all
          liens, claims, encumbrances and
          restrictions whatsoever.  No
          shares of capital stock of, or
          other ownership interest in,
          Flambeau Paper are reserved for
          issuance, and there are no
          outstanding options, warrants,
          calls, rights, subscriptions,
          claims of any character,
          agreements, arrangements,
          obligations, convertible or
          exchangeable securities, or
          other commitments, contingent
          or otherwise, relating to the
          capital stock of, or other
          ownership interest in, Flambeau
          Paper pursuant to which it is
          or may become obligated to
          issue, purchase, or exchange
          any shares of its capital
          stock.

          Flambeau Paper does not own,
          directly or indirectly, any
          capital stock or other equity
          or ownership or proprietary
          interest in any other
          corporation, partnership,
          association, trust, joint
          venture or other entity other
          than 175 shares of Chippewa and
          Flambeau Improvement
          Corporation.

          (iv) Miami Paper is a duly
          organized and validly existing
          corporation in good standing in
          Minnesota and in every
          jurisdiction where the nature
          of its business or properties
          require qualification to do
          business, and has all requisite
          corporate power and authority
          to own and lease its properties
          and to carry on its business as
          presently conducted in all
          states in which it currently
          does business.

          All of the outstanding shares
          of capital stock of Miami Paper
          have been duly authorized and
          validly issued, are fully paid
          and nonassessable, and are
          owned, of record and
          beneficially, by Cross Pointe
          and are free and clear of all
          liens, claims, encumbrances and
          restrictions whatsoever.  No
          shares of capital stock of, or
          other ownership interest in,
          Miami Paper are reserved for
          issuance, and there are no
          outstanding options, warrants,
          calls, rights, subscriptions,
          claims of any character,
          agreements, arrangements,
          obligations, convertible or
          exchangeable securities, or
          other commitments, contingent
          or otherwise, relating to the
          capital stock of, or other
          ownership interest in, Miami
          Paper pursuant to which it is
          or may become obligated to
          issue, purchase, or exchange
          any shares of its capital
          stock.

          Miami Paper does not own,
          directly or indirectly, any
          capital stock or other equity
          or ownership or proprietary
          interest in any other
          corporation, partnership,
          association, trust, joint
          venture or other entity.

          (v)  Schedule 7(c) sets forth
          each jurisdiction in which each
          member of the Cross Pointe
          Group is qualified to transact
          business, the names and titles
          of each of their respective
          executive officers and
          directors, and the number and
          description of their respective
          authorized and outstanding
          shares of capital stock and
          other securities.

      (d) Financial
      Statements.  Schedule 7(d) consists
      of the Cross Pointe Financial
      Statements.  The Cross Pointe
      Financial Statements were prepared
      in accordance with the books and
      records of the Cross Pointe Group
      which were used in the preparation
      of Seller's audited consolidated
      financial statements for the
      corresponding periods.  The books
      and records of the Cross Pointe
      Group are true and correct and
      present fairly and disclose in all
      material respects the financial
      position of Cross Pointe; and all
      material financial transactions
      have been accurately recorded in
      these books and records.  All of
      the Cross Pointe Financial
      Statements were prepared in
      accordance with generally accepted
      accounting principles, consistently
      applied, but do not include all
      information and footnotes required
      by generally accepted accounting
      principles for complete financial
      statements.  The Cross Pointe
      Financial Statements reflect all
      assets and liabilities of the Cross
      Pointe Group.  Schedule 7(d) and
      the other Schedules hereto identify
      all contingent liabilities that are
      not reflected as liabilities in the
      Cross Pointe Financial Statements.

      The Cross Pointe Financial
      Statements present fairly the
      financial position of the Cross
      Pointe Group and the results of
      their operations as of the date and
      for the periods indicated and
      fairly set forth the information
      purported to be shown therein.  All
      adjustments, consisting of normal
      recurring accruals and eliminations
      and other similar adjustments,
      considered necessary for a fair
      presentation have been included.

      (e) No Material Change.  Since
      December 31, 1994 there has been:

          (i)  No event or condition that
          would be material and adverse
          to any member of the Cross
          Pointe Group, whether arising
          as a result of any legislative
          or regulatory change,
          revocation of any license or
          right, or other anticipated or
          unanticipated event or
          occurrence;

          (ii) No increase in the rate or
          terms of compensation payable
          or to become payable by any
          member of the Cross Pointe
          Group to its directors,
          officers, or key employees or
          increase in the rate of terms
          of any bonus, pension, or other
          employee benefit plan, except
          in each case increases
          occurring in the ordinary
          course of business in
          accordance with the customary
          practices of the Cross Pointe
          Group; or

          (iii)     No occurrence of a
          material liability or
          obligation, or the discharge of
          a material liability or
          obligation, except in the
          ordinary course of business of
          the Cross Pointe Group.

      (f) Leases.  Seller has furnished
      to Buyer copies of all leases and
      subleases of any real or personal
      property used in the operations of
      the Cross Pointe Group (including
      without limitation the Flambeau
      Lease) to which it is a party, as
      listed on Schedule 7(f).  No
      material default exists currently
      or shall exist, as of the Closing
      Date, in any such lease (including
      without limitation the Flambeau
      Lease) or sublease, and each is and
      shall be in full force and effect
      in accordance with its terms, as
      amended from time to time.

      (g) Title to Personal Property.
      Each member of the Cross Pointe
      Group has good and marketable title
      to its respective owned personal
      property as reflected in the Cross
      Pointe Financial Statements, free
      and clear of all liens, claims,
      encumbrances and restrictions,
      except (i) those reflected on
      Schedule 7(g) and (ii) defects in
      title, and liens, charges and
      encumbrances, if any, as do not
      materially detract from the value
      or use of the personal property.

      (h) Realty.  Schedule 7(h) contains
      an accurate legal description of
      all real property presently owned
      by any member of the Cross Pointe
      Group, each of which has good and
      marketable title to its real
      property free and clear of all
      mortgages, liens and encumbrances,
      except for those set forth in
      Schedule 7(h) or for minor
      imperfections of title and
      encumbrances, if any, which do not
      materially detract from the value
      or use of the real property.

      (i) Plant and Equipment.
      Schedule 7(i) contains an accurate
      list of all plant and equipment
      owned by any member of the Cross
      Pointe Group that still appears on
      the depreciation schedule of the
      Cross Pointe Group.  No member of
      the Cross Pointe Group has disposed
      of any plant or equipment, except
      for dispositions in the ordinary
      course of business consistent with
      prior practices.  To the best
      knowledge of Seller, all plant,
      structures, and equipment currently
      being used in the conduct of the
      operations of the members of the
      Cross Pointe Group are in all
      material respects in good operating
      condition and repair, subject to
      normal wear and tear and, to the
      best of Seller's knowledge, are
      free from material structural or
      mechanical deficiencies, except as
      disclosed on Schedule 7(i).  No
      person, firm, or corporation other
      than the members of the Cross
      Pointe Group has any interest in
      any of the plant and equipment of
      the Cross Pointe Group, or in any
      property, process, or product used
      by the members of the Cross Pointe
      Group or relating to their
      business, except as expressly
      disclosed on one of the Schedules
      described in this Section 7.

      (j) Intellectual Property.
      Schedule 1(bb) contains an accurate
      list of all Intellectual Property
      owned or used by any of the members
      of the Cross Pointe Group and
      indicates that which is owned and
      that which is licensed from others
      (including the names of all
      licensors and the expiration dates
      of all licenses).  The Intellectual
      Property identified in Schedule
      1(bb) includes all of the
      Intellectual Property now used in
      or necessary for the operation of
      the business of the Cross Pointe
      Group as presently being conducted.
      To the best knowledge of Seller, no
      one is infringing upon any rights
      of the members of the Cross Pointe
      Group with respect to any of the
      Intellectual Property, and no
      member of the Cross Pointe Group is
      infringing on or otherwise acting
      adversely to the rights of any
      person under, or in respect to, any
      patents, patent rights, licenses,
      trademarks, trade names, or
      trademark rights owned by any
      person or persons, and there is no
      claim or action pending or
      threatened with respect thereto.

      (k) Employee Matters.
      Schedule 7(k) contains an employee
      list (census) for the Cross Pointe
      Group which also sets forth a
      description of its labor relations
      experience.  None of the Cross
      Pointe Group is a party to any
      collective bargaining agreement,
      and since January 1, 1992 no labor
      union has attempted to organize any
      of their respective employees,
      except as disclosed in
      Schedule 7(k).  Except as set forth
      in Schedule 7(k), there have not
      been any material work stoppages,
      strikes or other significant labor
      troubles at any of the locations
      owned or leased by the Cross Pointe
      Group.  Except as set forth in
      Schedule 7(k), none of the Cross
      Pointe Group has received any labor
      grievances or had any arbitration
      cases brought against any of them
      in connection with operations of
      their business, and there are no
      arbitration cases pending in
      connection with the operation of
      their business.  Except as set
      forth on Schedule 7(k), Seller has
      not been advised of any material
      pending complaint filed with the
      National Labor Relations Board or
      any other governmental agency
      alleging unfair labor practices,
      human rights violations, employment
      discrimination charges, or the like
      against any member of the Cross
      Pointe Group, and there are no
      existing facts which might result
      in any such complaint or charge.

      (l) Litigation.  Except as set
      forth on Schedule 7(l), there are
      no material legal actions, suits,
      arbitrations or other legal,
      administrative or governmental
      proceedings or investigations
      (other than tax audits or
      investigations) pending or, to the
      best knowledge of Seller threatened
      against any member of the Cross
      Pointe Group.

      (m) Compliance with Laws.  The
      operations of the members of the
      Cross Pointe Group have been and
      are being in all material respects
      conducted in accordance with all
      applicable laws, rules and
      regulations of applicable
      governmental authorities.

      (n) Material Contracts.
      Schedule 7(n) and the other
      Schedules to this Agreement list
      all contracts and arrangements,
      written or oral, which alone or
      together with other contracts,
      agreements, commitments and
      arrangements with the same party
      are material to the Cross Pointe
      Group.  Except for leases,
      contracts, agreements, commitments
      and arrangements identified on
      Schedule 7(n), no member of the
      Cross Pointe Group is a party to or
      bound by any oral or written:

          (i)  Contract, agreement,
          commitment, or arrangement for
          personal services or severance
          agreement or arrangement
          involving annual expenditures
          in excess of $50,000;

          (ii) Dealer's, distributor,
          sales agency, or brokerage
          agreement;

          (iii)     Lease, contract,
          agreement, commitment, or
          arrangement relating to the
          sale to or use by others of any
          of the real property identified
          on either Schedule 7(f) or
          Schedule 7(h);

          (iv) Contract, agreement,
          commitment, or arrangement for
          capital expenditures in excess
          of $100,000 for any one project
          which is not included in the
          business plan made a part of
          Schedule 7(w);

          (v)  Contract, agreement,
          commitment, or arrangement
          involving more than $250,000
          for the purchase of materials,
          goods, or supplies, for the
          sale of products, or for the
          performance of services, in any
          case providing for delivery or
          performance over a period of
          more than 90 days from the date
          of this Agreement or involving
          more than $250,000;

          (vi) Contract, agreement,
          commitment, or arrangement by
          any member of the Cross Pointe
          Group restricting the
          territories in which it may do
          business, limiting the type of
          business that it may do in any
          territory, or restricting its
          right to sell products to any
          customer or group of customers.

          (vii)     Lease, contract,
          agreement, commitment, or
          arrangement not made in the
          ordinary course of business;

          (viii)    Any other lease,
          contract, agreement,
          commitment, or arrangement that
          is material to the business of
          the Cross Pointe Group, taken
          as a whole.

          All members of the Cross Pointe
          Group have, in all material
          respects, performed and are
          performing all of the
          obligations required to be
          performed by them to date and
          are not, and will not be as of
          the Closing Date, in material
          default under such leases,
          contracts, agreements,
          commitments, or arrangements,
          and no notice of default has
          been received with respect to
          any such lease, contract,
          agreement, commitment or
          arrangement.  To the best
          knowledge of Seller, no other
          party to any such leases,
          contracts, agreements,
          commitments, or arrangements is
          in material default thereof.
          To the best knowledge of
          Seller, no event has occurred
          that with notice or the lapse
          of time or both would
          constitute a default by any
          party under any such leases,
          contracts, agreements,
          commitments, or arrangements.
          All such contracts and
          arrangements are and, except
          for certain contracts for the
          purchase of kraft pulp referred
          to in Section 22(b), will on
          the Closing Date be in good
          standing and full force and
          effect according to their
          terms.

      (o) Licenses and Permits.  Except
      as set forth on Schedule 7(o), each
      member of the Cross Pointe Group
      has all requisite licenses,
      permits, and zoning variances to
      operate its business as currently
      conducted, and neither Seller nor
      any member of the Cross Pointe
      Group has been advised of any
      revocation or anticipated
      revocation of any material permits,
      licenses, or zoning variances, or
      of any existing or pending zoning
      or other regulatory changes, and no
      revocation will result from the
      sale and purchase of the Shares
      under this Agreement.

      (p) Insurance.  Schedule 7(p)
      contains an accurate and complete
      list of insurance policies which
      the members of the Cross Pointe
      Group maintain.  Except as set
      forth on said Schedule, all such
      policies are in full force and
      effect and shall survive the
      Closing.

      (q) Employee Benefits.

          (i)  Schedule 7(q) contains a
          complete listing of Employee
          Benefits provided to employees
          of the Cross Pointe Group.
          Included in Schedule 7(q) are
          true and correct copies of all
          the Employee Benefits, the most
          recent determination letters
          from the Internal Revenue
          Service with respect thereto,
          the most recent annual reports
          (Forms 5500 and the schedules
          thereto), the most recent
          summary plan descriptions, and
          the most recent actuarial
          valuations.  Except as set
          forth on Schedule 7(q), the
          costs of all such Employee
          Benefits which are paid
          currently by members of the
          Cross Pointe Group are
          reflected as expenses in the
          Cross Pointe Financial
          Statements; and the cost of
          such Employee Benefits which
          are, in whole or in part, not
          paid currently are adequately
          reserved for in the Cross
          Pointe Financial Statements.
          Except as identified in
          Schedule 7(q), none of the
          Employee Benefits is an
          Employee Pension Benefit Plan.

          (ii) All of the Employee
          Benefits and related trusts are
          in form and have been
          administered in material
          compliance with all applicable
          laws, including ERISA and the
          Code; none of the Employee
          Benefits or related trusts, or
          any administrator or trustee
          thereof, or party-in-interest
          or disqualified person thereto
          has engaged in a transaction
          that could cause any of them to
          be liable for a civil penalty
          under Section 502(i) or other
          sections of ERISA or a tax
          under Section 4975 or 4976 or
          other sections of Chapter 43 of
          Subtitle D of the Code; all
          amounts required to be paid or
          accrued by the Cross Pointe
          Group to or pursuant to each of
          the Employee Benefits or
          related trusts on or before the
          date of this Agreement have
          been paid or accrued; no
          Employee Pension Benefit Plan
          has incurred any "accumulated
          funding deficiency," as defined
          in Section 412 of the Code; no
          "reportable event" within the
          meaning of Title IV of ERISA
          has occurred with respect to
          any Employee Pension Benefit
          Plan other than in connection
          with the transactions
          contemplated hereby; and,
          except as described in
          Schedule 7(q), the Cross Pointe
          Group is not obligated to pay
          any additional amounts to or
          pursuant to, and has not
          guaranteed the obligations of
          any Employee Benefits or
          related trust.

          (iii)     No liability under
          Title IV of ERISA has been
          incurred by the Cross Pointe
          Group or any ERISA Affiliate
          that has not been satisfied in
          full, and no condition exists
          that presents, nor with the
          consummation of the
          transactions contemplated by
          this Agreement will present, a
          material risk to the Cross
          Pointe Group or an ERISA
          Affiliate of incurring a
          liability under such Title IV,
          other than liability for
          premiums due the PBGC.

          (iv) No employees of the Cross
          Pointe Group participate in any
          "multi-employer plan" within
          the meaning of Section 4001(3)
          of ERISA; the Cross Pointe
          Group has not contributed to or
          been under any obligation at
          any time to contribute to any
          such multi-employer plan; and
          the Cross Pointe Group and its
          ERISA Affiliates do not have
          any liability under ERISA for
          any complete or partial
          withdrawal from any such multi-employer plan.

          (v)  Neither the Cross Pointe
          Group nor an ERISA Affiliate,
          nor any of their respective
          directors, officers, employees,
          or fiduciaries, has committed
          any material breach of
          fiduciary responsibility
          imposed by ERISA or any other
          applicable law that would
          subject the Cross Pointe Group
          to liability under ERISA or any
          other applicable law, contract,
          agreement, or commitment.

          (vi) The PBGC has not instituted
          proceedings to terminate any
          benefits plans in which any
          member of the Cross Pointe
          Group participates, and no
          condition exists that presents
          a material risk that such
          proceedings will be instituted.

          (vii)     Except as described in
          Schedule 7(q), no Employee
          Benefit provides benefits,
          including without limitation
          death or medical benefits
          (whether or not insured), with
          respect to current or former
          employees beyond their
          retirement or other termination
          of service (other than
          (i) coverage mandated by
          applicable law, (ii) death
          benefits or retirement benefits
          under any Employee Pension
          Benefit Plan, (iii) deferred
          compensation accrued on the
          Cross Pointe Financial
          Statements, or (iv) benefits
          the full cost of which is borne
          by the current or former
          employee (or his or her
          beneficiary)).  If an Employee
          Benefit is designed to satisfy
          the requirements of
          Section 125, Section 401,
          Section 401(k), Section 409,
          Section 501(c)(9),
          Section 4975(e)(7), and/or
          Section 4980B of the Code, the
          Employee Benefit satisfies such
          section.  No "leased employee,"
          as that term is defined in
          Section 414(n) of the Code,
          performs services for any
          member of the Cross Pointe
          Group.

      (r) Transactions with Related
      Parties.  Except as set forth on
      Schedules 7(f), 7(g), 7(n),
      or 7(r), no member of the Cross
      Pointe Group is a party to any
      transaction or proposed
      transaction, including, without
      limitation, the leasing of real or
      personal property, the purchase or
      sale of raw materials or finished
      goods, or the furnishing of
      services, with Seller or any person
      who is related to or affiliated
      with Seller (other than another
      member of the Cross Pointe Group)
      involving the payment or accrual of
      more than $1,000,000 during fiscal
      years 1993 or 1994.

      (s) Bank Accounts.  Schedule 7(s)
      sets forth a true and complete list
      of all banks in which any member of
      the Cross Pointe Group has an
      account, safe deposit box or line
      of credit, and the names and titles
      of all persons authorized to draw
      thereon or to have access thereto,
      with the exception of bank accounts
      used in connection with Seller's
      normal cash management programs.

      (t) Tax Matters.

          (i)  Schedule 7(t) contains
          true and correct copies of the
          Tax Returns of the Cross Pointe
          Group for the periods ended
          December 31, 1989, 1990, 1991,
          1992, and 1993.  Each member of
          the Cross Pointe Group has
          filed with the appropriate
          governmental agencies all tax
          returns and tax reports
          (including, but not limited to,
          those pertaining to income
          taxes, excise taxes, sales and
          use taxes, payroll taxes, real
          property taxes, tangible and
          intangible personal property
          taxes, and franchise taxes)
          required to be filed by it.
          All such tax returns and
          reports were correct and
          complete in all material
          respects.  All taxes, interest,
          penalties, and additions shown
          or claimed to be due thereon
          have been paid.  No material
          claim has been made by an
          authority in a jurisdiction
          where a member of the Cross
          Pointe Group does not currently
          file a tax return or report
          that it is or may be subject to
          taxation by that jurisdiction.
          There are no liens or other
          encumbrances of any kind on any
          of the assets of the Cross
          Pointe Group that arose in
          connection with any failure (or
          alleged failure) to pay any
          tax.

          (ii) No member of the Cross
          Pointe Group has been a member
          of an affiliated group (within
          the meaning of Section 1504 of
          the Code) filing a consolidated
          federal Tax Return, other than
          a group the common parent of
          which is Seller.

          (iii)     Schedule 7(t) lists all
          Tax Returns filed with respect
          to any members of the Cross
          Pointe Group for taxable
          periods ended on or after
          December 31, 1989, indicates
          those Tax Returns that have
          been audited and indicates
          those Tax Returns that are
          currently the subject of audit.
          Except as set forth in
          Schedule 7(t), there are no
          agreements for the extension of
          the periods for the assessment
          or collection of any taxes, and
          no statute of limitations in
          respect of taxes relating to a
          member of the Cross Pointe
          Group has been waived.

          (iv) None of the members of the
          Cross Pointe Group is a party
          to any income tax allocation or
          sharing agreement.

          (v)  None of the members of the
          Cross Pointe Group has any
          liability for the taxes of any
          person other than the members
          of the Cross Pointe Group and
          other members of the Seller's
          consolidated group (A) under
          Treasury Regulation section 1.1502-6
          (or any similar provision of
          state, local, or foreign law),
          (B) as a transferee or
          successor, (C) by contract, or
          (D) otherwise.

          (vi) None of the members of the
          Cross Pointe Group has filed a
          consent under Section 341(f) of
          the Code concerning collapsible
          corporations.

          (vii)     None of the members of the
          Cross Pointe Group has made any
          payments, is obligated to make
          any payments, or is a party to
          any agreement that under
          certain circumstances could
          obligate it to make any
          payments that will not be
          deductible by reason of
          Section 280G of the Code.

          (viii)    None of the members of
          the Cross Pointe Group has been
          a United States real property
          holding corporation within the
          meaning of Section 897(c)(2) of
          the Code during the applicable
          period specified in
          Section 897(c)(1)(A)(ii) of the
          Code.

      (u) Environmental, Health and
      Safety Matters.  Except as
      disclosed in Schedule 7(u):

          (i)  The members of the Cross
          Pointe Group have obtained all
          permits, licenses, and other
          authorizations that are
          required for the operation of
          their respective businesses and
          the ownership and use of their
          properties under federal,
          state, and local laws and
          regulations, contractual
          obligations, common law and
          other legal requirements
          relating to public health and
          safety, worker health and
          safety, and pollution or
          protection of the environment,
          including any of the foregoing
          relating to emissions,
          discharges, releases, or
          threatened releases of
          Hazardous Materials into
          ambient air, surface water,
          ground water, or land, or
          otherwise relating to the
          manufacture, processing,
          distribution, use, treatment,
          storage, disposal, transport,
          or handling of Hazardous
          Materials.

          (ii) The members of the Cross
          Pointe Group have complied and
          are in compliance in all
          material respects with all
          terms and conditions of such
          required permits, licenses, and
          authorizations, and have also
          complied with and are in
          compliance with all other
          limitations, restrictions,
          conditions, standards,
          prohibitions, requirements,
          obligations, schedules, and
          timetables contained in any
          code, plan, permit,
          authorization, order, decree,
          or judgment relating thereto
          and demand letter issued,
          entered, promulgated, or
          approved thereunder.

          (iii)     The members of the Cross
          Pointe Group have not expressly
          by contract or other
          affirmative act assumed any
          liability or corrective or
          remedial obligation of any
          other person or party, other
          than in connection with the
          acquisition of the assets,
          operations, and businesses of
          Flambeau Paper, Miami Paper,
          and Dayton Paper and then only
          to the extent provided in the
          documents relating to such
          acquisitions.

          (iv) No facts, events, or
          conditions related to or
          arising from the past or
          present operations, properties,
          or facilities of the Cross
          Pointe Group or its affiliates
          or, to the best knowledge of
          Seller, its predecessors
          interfere with, prevent
          continued compliance with, or
          give rise to any common law or
          legal liability under any
          Environmental Law or any law
          relating to public health and
          safety or worker health and
          safety, including, without
          limitation, liability for
          cleanup, responsibility for
          cleanup costs, or liability for
          personal injury or property
          damage.

          (v)  Neither the Cross Pointe
          Group nor its affiliates or, to
          the best knowledge of Seller,
          its predecessors have disposed
          of any Hazardous Materials in
          any manner that may form the
          basis for any present or future
          claim, demand, or action
          seeking cleanup of any site,
          location, or body of water,
          surface, or subsurface.

          (vi) No underground storage
          tanks, asbestos containing
          material, or PCB-containing
          equipment are present on any
          real property owned, leased, or
          operated by any member of the
          Cross Pointe Group.

          (vii)     No lien in favor of a
          governmental entity relating to
          any liability of the Cross
          Pointe Group or its affiliates
          or, to the best knowledge of
          Seller, its predecessors under
          any law or order relating to
          the environment has attached to
          any property owned, leased, or
          operated by the Cross Pointe
          Group.

      (v) Inventory.  All inventories
      reflected on the Cross Pointe
      Financial Statements are, and all
      inventories reflected on the
      Statement of Net Book Value will
      be, properly valued at the lower of
      cost or market value on a first-in,
      first-out basis in accordance with
      generally accepted accounting
      principles applied consistently and
      used by Seller in the preparation
      of Seller's financial statements,
      including those dated as of
      December 31, 1994.  Inventories of
      finished goods are of good and
      saleable quality as classified,
      whether of first line, job lot,
      broke, or otherwise, and contain no
      material amounts that are not
      salable as classified in the
      ordinary course of business.
      Inventories of raw materials,
      stores, and replacement parts are,
      to the best knowledge of Seller,
      (i) of good and merchantable
      quality and contain no material
      amounts that are not usable for the
      purposes intended in the ordinary
      course of the operations of the
      members of the Cross Pointe Group;
      (ii) in conformity with warranties
      customarily given to purchasers of
      like products; and (iii) at levels
      adequate for and not excessive in
      relation to the ordinary course of
      the operations and in accordance
      with past inventory stocking
      practices of the Cross Pointe
      Group.

      (w) Prospects; Outstanding
      Commitments; Customers and
      Suppliers.

          (i)  Schedule 7(w) includes a
          copy of the most current
          business plan prepared for the
          business of the Cross Pointe
          Group.  Seller has no knowledge
          of, nor has it been informed
          of, any facts inconsistent with
          Buyer's intention of continuing
          the business of the Cross
          Pointe Group in accordance with
          past practices, or of any
          existing or anticipated changes
          in the policies of the
          customers, suppliers, or others
          with whom they transact
          business that could affect the
          availability of materials,
          supplies, or fuel in any
          material respect, or of any
          legislation or regulation that
          will have a material and
          adverse effect on the business
          of the Cross Pointe Group in
          accordance with past practices.
          As of the date of this
          Agreement, Seller has no
          knowledge of any proposed or
          contemplated changes in the
          employment status of any
          members of the managements of
          the members of the Cross Pointe
          Group.

          (ii) None of the Cross Pointe
          Group is bound by any
          commitments for the delivery of
          goods or the performance of
          services in excess of its
          ability to produce such goods
          or to provide such services
          during the time available to
          satisfy such commitments.  All
          outstanding commitments for the
          delivery of goods or the
          performance of services were
          made on a reasonable arm's
          length basis, and Seller does
          not know of any facts or
          circumstances that have a
          material and adverse effect on
          the business of the Cross
          Pointe Group in accordance with
          past practices.

          (iii)     Schedule 7(w) also
          contains a listing of all
          significant customers of and
          suppliers to the business of
          the Cross Pointe Group for the
          periods represented thereby.
          Except as set forth on Schedule
          7(w), no such significant
          customer or supplier has
          advised Seller or any member of
          the Cross Pointe Group that the
          volumes set forth therein will
          be materially reduced in future
          years.

      Disclosure of any fact in any
      provision of this Agreement or in
      any Schedule to which reference is
      made herein shall constitute
      disclosure thereof for the purposes
      of any other provision or Schedule.

      8.  Buyer's Representations and
      Warranties.  The Buyer represents
      and warrants to the Seller as
      follows:

      (a) Organization.  Buyer is a duly
      organized and validly existing
      corporation in good standing under
      the laws of Canada.  Buyer has all
      requisite corporate power to own
      its property and carry on its
      business as presently conducted.

      (b) Authority.  The execution,
      delivery and performance of this
      Agreement and the consummation of
      the transactions contemplated
      hereby have been duly authorized by
      the Board of Directors of Buyer.

      (c) Valid and Enforceable
      Agreement.  This Agreement
      constitutes a valid and binding
      agreement of Buyer, enforceable in
      accordance with its terms, except
      insofar as enforceability may be
      limited by bankruptcy, insolvency,
      reorganization or similar laws
      affecting the rights of creditors
      generally, and general equitable
      principles.  Neither the execution
      and delivery of this Agreement, nor
      the consummation of the
      transactions contemplated hereby
      nor the performance of Buyer's
      obligations hereunder violates or
      conflicts with, results in a breach
      of, or constitutes a default under
      (i) any law regulation, judgment or
      order, decree, award or ruling to
      which Buyer is subject, (ii) the
      Articles of Incorporation or By-Laws of Buyer, or (iii) any agreement or other restriction of any kind or character to which Buyer is a party or by which Buyer is bound.

      (d) Financial Statements.  Attached
      hereto as Schedule 8(d) are the
      Buyer's financial statements for
      the year ended December 31, 1994
      (the "Buyer's Financial
      Statements").  The Buyer's
      Financial Statements have been
      prepared in accordance with and
      accurately reflect its books and
      records, were prepared in
      accordance with generally accepted
      accounting principles in Canada,
      and fairly present the financial
      position of the Buyer at December
      31, 1994 and the results of its
      operations for the year then ended.

      (e) Investment Purposes.  Buyer is
      purchasing Shares for investment
      purposes and not with a view toward
      distribution within the meaning of
      the Securities Act of 1933, as
      amended.

      (f) No Material Changes.  Since
      December 31, 1994, there has been
      no material and adverse change in
      the conduct of the business,
      operations, prospects, or financial
      condition of Buyer and its
      subsidiaries, taken as a whole.

      9.  Other Covenants.

      (a)  Actions Pending Closing.  From
      the date hereof through the Closing
      Date, Seller shall take, or cause
      the members of the Cross Pointe
      Group to take, all actions
      necessary and appropriate to comply
      with, or to refrain from taking any
      action in breach of, the following
      provisions for the period between
      the execution of this Agreement and
      the termination hereof or the
      Closing Date, unless otherwise
      agreed in writing by Buyer:

          (i)  Operations.  Each member
          of the Cross Pointe Group shall
          conduct its operations only in
          the ordinary course of business
          consistent with its prior
          practices.  No member of the
          Cross Pointe Group shall enter
          into any transaction or perform
          any act that would constitute a
          breach of the representations,
          warranties, or agreements
          contained herein, other than a
          breach of a representation or
          warranty resulting from
          transactions in the ordinary
          course of business that result
          in a Schedule to this Agreement
          being out of date or
          incomplete.  No member of the
          Cross Pointe Group shall
          dispose of any plant or
          equipment, except for
          dispositions in the ordinary
          course of business consistent
          with prior practices.  Each
          member of the Cross Pointe
          Group shall use its best
          efforts to preserve its
          business and its organization
          intact, to keep available the
          services of its present
          employees, and to maintain its
          assets and properties in good
          repair, working order, and
          condition.

          (ii) Access to Records.  Seller
          and Cross Pointe shall make
          available to Buyer (including
          its agents and employees, and
          its professional advisors), all
          books and records relating to
          the business of each member of
          the Cross Pointe Group;
          provided, however, that Seller
          has not made, and shall not be
          deemed to have made, any
          representations or warranties
          whatsoever with respect to any
          of such books or records or any
          other documents provided to or
          made available to Buyer, except
          as expressly set forth in this
          Agreement and the Schedules
          referred to herein.

          (iii)     Access to Facilities.  In
          addition to its rights under
          Section 10(h) hereof, Buyer
          (including its agent and
          employees, and its professional
          advisors), shall be given full
          access during regular business
          hours to the physical
          facilities of members of the
          Cross Pointe Group, upon
          appointment with the general
          manager of each such facility
          and accompanied by such general
          manager or his or her
          designee(s).  Seller and the
          members of the Cross Pointe
          Group and their respective
          employees and professional
          advisors shall cooperate fully
          with Buyer in its examinations
          and inspections, but not to the
          detriment of the ongoing
          operations of their business
          operations prior to Closing.

          (iv) Transition Incentives.
          Seller may announce and pay to
          the employees of each member of
          the Cross Pointe Group
          transition incentives,
          established by Seller in its
          sole and absolute discretion,
          to encourage their continued
          employment and achievement of
          performance targets for the
          relevant business prior to
          Closing.  Seller shall disclose
          the nature and cost of the
          transition incentives to Buyer.
          The costs and administration of
          all such transition incentives
          shall be the sole
          responsibility of Seller.

          (v)  Release of Guarantees.
          Seller shall use its best
          efforts to obtain its release
          from, and the substitution (as
          required) of Buyer as, the
          guarantor of the Guaranteed
          Obligations, and Buyer shall
          cooperate with Seller in this
          effort.  Each party shall pay
          its own costs in connection
          with seeking and obtaining such
          releases, but if any additional
          or different payments or terms
          are imposed by any lease
          participants in connection
          therewith, the costs or the
          performance thereof shall be
          borne by Seller, unless
          otherwise agreed by Buyer.

          (vi) Hart-Scott-Rodino Filings.
          Seller and Buyer shall
          cooperate in the prompt
          preparation and filing of all
          notifications and reports which
          may be required with respect to
          the transactions contemplated
          by this Agreement pursuant to
          Section 7A of the Clayton Act.
          Seller and Buyer shall also
          cooperate in responding
          promptly to all inquiries from
          the Federal Trade Commission or
          the Department of Justice
          resulting from the filing of
          such notifications and reports.

          (vii)     Notice of Developments.
          Each party hereto shall notify
          the other of any development(s)
          which might or shall constitute
          a breach of any of the
          warranties and representations
          in Section 7 which could have a
          Material Adverse Effect.  Buyer
          shall have the right to
          terminate this Agreement within
          the period of 10 business days
          from the date such notice is
          given.  If within such 10 day
          period, Buyer shall not have
          exercised its right to
          terminate this Agreement, the
          written notice shall be deemed
          to have amended this Agreement
          and the relevant schedules
          attached thereto, to have
          qualified the representations
          and warranties contained in
          Section 7 above, or to have
          cured any misrepresentation or
          breach of warranty that
          otherwise might have existed
          hereunder by reason of such
          development, including for
          purposes of Section 15 hereof,
          and the party making the
          warranty or representation
          shall continue to use its
          reasonable best efforts to
          obtain fulfillment of all
          conditions to Closing set forth
          in Sections 10 and 11 hereof,
          including the cure of the
          actual or potential breach to
          which reference is made in the
          notice.  The provisions hereof
          shall apply if there is any
          development(s) which might or
          shall constitute a breach of
          any of the warranties and
          representations in Section 8
          which could have a material
          adverse effect on the Buyer
          mutatis mutandis.

          (viii)    Compliance with
          Conditions.  Seller and Buyer
          shall use all reasonable
          efforts to cause the conditions
          set forth in Sections 10 and 11
          hereof to be satisfied as soon
          as reasonably practicable.

      (b) Accounts Receivable.  Seller
      represents and warrants to Buyer
      that Schedule 9(b) sets forth a
      list of all accounts receivable of
      the Cross Pointe Group as of the
      most recent practicable date.  None
      of the accounts receivable listed
      on such list are more than 90 days
      old except as otherwise disclosed
      on such list.  All accounts
      receivable to be reflected on the
      Statement of Net Book Value will be
      due and valid claims against
      account debtors for goods or
      services delivered or rendered,
      subject to no defenses, offsets, or
      counterclaims.  No such accounts
      receivable will be subject to prior
      assignment, claim, lien, or
      security interest.  Payments
      received by members of the Cross
      Pointe Group from customers will be
      applied against such customers'
      oldest outstanding accounts
      receivable first.  Upon Buyer's
      good faith business determination
      that the balance of any account
      receivable is not collectible,
      Buyer shall notify Seller, who
      shall promptly pay to the
      appropriate member of the Cross
      Pointe Group the amount of the
      account receivable.  Upon receipt
      of payment therefor, Buyer shall
      cause that member of the Cross
      Pointe to assign the account
      receivable to Seller, free and
      clear of any claims or liens, and
      Seller shall have the right
      thereafter to collect the account
      receivable for its own account.

      (c) Product Warranty Claims.  As of
      the Closing Date, no member of the
      Cross Pointe Group will have
      incurred any unpaid liabilities to
      customers for claims and allowances
      for product warranties, except
      those granted in the ordinary
      course of business and reflected in
      the Statement of Net Book Value.
      After Closing, members of the Cross
      Pointe Group may, in their good
      faith business judgment (exercised
      without regard to the availability
      of recourse against Seller under
      this Agreement) and in the ordinary
      course of business on a basis
      consistent with their prior
      practices, grant claims and
      allowances for product warranties
      to their customers for products
      produced prior to the Closing Date.
      Upon the granting of any such
      claims or allowances, Seller shall
      promptly pay to Cross Pointe the
      amount thereof.

      10.  Conditions Precedent to
      Obligations of Buyer.  The
      obligations of Buyer hereunder
      (unless expressly waived by Buyer)
      are subject to the fulfillment,
      prior to or at Closing, as the case
      may be, of each of the following
      conditions:

      (a) No Material Errors; Performance
      of Obligations.  The
      representations and warranties of
      Seller herein shall be true and
      correct as of the Closing Date,
      except for misrepresentations and
      breaches of warranties that do not,
      in the aggregate, have a Material
      Adverse Effect.  Seller shall have
      performed in all material respects
      all of the obligations to be
      performed by it hereunder in the
      time and manner herein stated.

      (b) Officer's Certificate.  Seller
      shall have delivered to Buyer a
      certificate, dated as of the
      Closing Date, executed by its
      President and Secretary, and in
      form and substance satisfactory to
      Buyer, certifying that the
      covenants and conditions specified
      in this Agreement to be met by
      Seller have been performed or
      fulfilled in all material respects
      and that the representations and
      warranties herein made by Seller
      are true and correct in all
      material respects as of such date.

      (c) Certified Copy of Resolutions.
      Seller shall have delivered to
      Buyer a certified copy of
      resolutions adopted by Seller's
      Board of Directors authorizing the
      execution and delivery of this
      Agreement and the consummation of
      the transactions contemplated
      hereby.

      (d) Opinion of Seller's Counsel.
      Seller shall have delivered to the
      Buyer the opinion of its counsel,
      dated as of the Closing Date,
      substantially in the form of
      Schedule 10(d).

      (e) Injunctions.  No injunction
      shall have issued restricting or
      prohibiting the transactions
      contemplated by this Agreement.

      (f) Clayton Act Matters.  The
      waiting period required by
      Section 7A of the Clayton Act shall
      have expired or been terminated.

      (g) Other Matters.  All corporate
      and other proceedings and actions
      taken in connection with the
      transactions contemplated hereby
      and all certificates, opinions,
      agreements, instruments, and
      documents mentioned herein or
      incident to any such transaction
      shall be delivered to Buyer and be
      reasonably satisfactory in form and
      substance to Buyer and its counsel.

      (h) No Evidence of Hazardous
      Material; Licenses and Permits.
      The results of any inspections,
      soil test borings, soil tests,
      drainage tests, surveys,
      topographical analyses, engineering
      studies or other investigations
      performed or obtained by Buyer
      shall not have disclosed evidence
      of Hazardous Materials in, on, or
      adjacent to any of the real
      property of any member of the Cross
      Pointe Group, other than those
      Environmental Conditions listed on
      Schedule 10(h) and those which, in
      the aggregate, would not have a
      Material Adverse Effect.  Seller
      shall not have received any
      evidence that there are existing
      violations of any law, ordinance,
      regulation or order relating to
      air, water or land pollution or
      Hazardous Material other than those
      described in Schedule 10(h) or that
      any requisite environmental license
      or permit or any occupancy, use or
      building permits or other approvals
      from applicable governmental
      authorities are currently required
      for the continued operation of the
      facilities owned by any member of
      the Cross Pointe Group which have
      not been obtained or are not in
      effect.  In order to enable Buyer
      to conduct a due diligence
      investigation, Seller and the
      members of the Cross Pointe Group
      shall provide Buyer (including its
      employees and agents, and its
      professional advisors) with the
      right to conduct inspections, soil
      test borings, soil tests, drainage
      tests, surveys, topographical
      analyses, engineering studies, and
      investigations, together with
      access to all environmental files,
      licenses, permits, permit
      applications, consultant reports,
      notices from local, state, and
      federal governmental entities,
      environmental audit and inspection
      reports, insurance files, and other
      information, necessary for Buyer to
      assess the environmental status of
      the operating facilities of the
      Cross Pointe Group.  Buyer shall
      provide Seller with a copy of all
      reports prepared in the course of
      such investigations.

      (i) Resignations.  Seller shall
      have delivered to Buyer
      resignations, effective as of the
      Closing, from each director of a
      member of the Cross Pointe Group
      and from each executive officer of
      a member of the Cross Pointe Group
      who is also an employee of Seller
      or who is so serving as a
      representative of Seller.

      (j) Employment Agreements.  The
      employees upon whom Seller and
      Buyer agree shall have entered into
      employment agreements with members
      of Cross Pointe Group, in form and
      substance satisfactory to Buyer.

      11.  Conditions Precedent to
      Obligations of Seller.  The
      obligations of Seller hereunder
      (unless expressly waived by Seller)
      are subject to fulfillment by
      Buyer, prior to or at Closing, as
      the case may be, of each of the
      following conditions:

      (a) No Material Errors; Performance
      of Obligations.  The
      representations and warranties of
      the Buyer herein shall, in the
      aggregate, be true and correct in
      all material respects as of the
      Closing Date.  Buyer shall have
      performed in all material respects
      all of the obligations to be
      performed by it hereunder in the
      time and manner herein stated.

      (b) Certified Copy of Resolutions.
      Buyer shall have delivered to
      Seller a certified copy of
      resolutions adopted by the Board of
      Directors of Buyer authorizing the
      execution and delivery of this
      Agreement and the consummation of
      the transactions contemplated
      hereby.

      (c) Opinion of Buyer's Counsel.
      Buyer shall have delivered to the
      Seller the opinion of its counsel,
      dated as of the Closing Date,
      substantially in the form of
      Schedule 11(c).

      (d) Injunctions.  No injunctions
      shall have issued restricting or
      prohibiting the transactions
      contemplated by this Agreement.

      (e) Clayton Act Matters.  The
      waiting period required by
      Section 7A of the Clayton Act shall
      have expired or been terminated.

      (f) Other Matters.  All corporate
      and other proceedings and actions
      taken in connection with the
      transactions contemplated hereby
      and all certificates, opinions,
      agreements, instruments and
      documents mentioned herein or
      incident to any such transaction
      shall be delivered to Seller and be
      reasonably satisfactory in form and
      substance to Seller and its
      counsel.

      (g) Promissory Note.  Buyer shall
      have executed and delivered to
      Seller a Promissory Note, in
      substantially the form of
      Exhibit D, evidencing Buyer's
      obligation to pay Seller the second
      installment of the Purchase Price.

      12.  Broker.  Seller represents and
      warrants that CS First Boston was
      retained by Seller to represent it
      in this transaction.  Buyer
      represents and warrants that
      Donaldson, Lufkin & Jenrette
      Securities Corporation has been
      retained by Buyer to represent it
      in this transaction.  Seller shall
      be responsible for payment of all
      fees and expenses of CS First
      Boston and Buyer shall be
      responsible for all fees and
      expenses of Donaldson, Lufkin &
      Jenrette Securities Corporation.
      Should any claims for commissions
      be made by any other person
      claiming an interest in this
      Agreement, or in the underlying
      transactions, by reason of any
      agreement, understanding or other
      arrangement with Buyer or with
      Seller, or their respective agents,
      servants, employees, or other
      representatives, then the party
      through, or on account of, whom
      such claims are made shall
      indemnify and hold harmless the
      other party from any and all
      liabilities and expenses in
      connection therewith in accordance
      with the provisions of Section 15
      below.  The foregoing provisions of
      this Section 12 shall survive not
      only the Closing hereunder, but
      also any termination or
      cancellation of this Agreement.

      13.  Employees and Employee
      Benefits.  Following the Closing,
      the members of the Cross Pointe
      Group shall continue employment of
      substantially all of their
      respective employees at their
      current pay and on terms and
      initially with benefits which will
      in the aggregate be reasonably
      comparable to their present terms
      of employment.  Seller and the
      members of the Cross Pointe Group
      agree to use all reasonable efforts
      consistent with prior practices to
      keep the present employees of the
      members of the Cross Pointe Group
      during the period between the
      execution hereof and the Closing
      Date.  Nothing in this Agreement
      shall be deemed for the benefit of,
      or enforceable by or on behalf of,
      any labor union or by any employee
      or former employee of any member of
      the Cross Pointe Group, or any
      dependent or beneficiary of any
      such employee or former employee,
      and nothing in this Agreement shall
      abrogate the rights of any member
      of the Cross Pointe Group from
      modifying, amending, or terminating
      the benefits under any plan or
      arrangement in accordance with the
      terms of such plan or arrangement.
      Schedule 13, the Agreement
      Regarding Employee Benefits between
      Buyer, Cross Pointe and Seller, is
      by this reference incorporated into
      this Agreement in full.

      14.  Confidential Information.

      (a) Buyer's Duty.  Buyer
      acknowledges that pursuant to its
      right to inspect Seller's records
      and facilities under Section 9(a),
      Buyer shall become privy to
      Confidential Information.  Buyer
      agrees that in the event the
      transaction contemplated by this
      Agreement is not completed, all
      Confidential Information disclosed
      to Buyer shall be treated in the
      same manner as "Evaluation
      Material" is treated in the
      Confidentiality Letter.  The
      confidentiality and nonuse
      provisions hereof shall survive any
      termination of this Agreement.  The
      Confidentiality Letter shall
      continue in full force and effect
      for the duration of its term in
      addition to the provisions of this
      Section 14.

      (b) Seller's Duty.  Seller
      acknowledges that it is privy to
      confidential information and
      materials concerning the Cross
      Pointe Group and has furnished such
      information and materials to other
      potential buyers subject to
      confidentiality agreements.  Seller
      agrees not to disclose the
      information or materials to any
      other person and, at the reasonable
      request of Buyer, shall enforce its
      rights under such confidentiality
      agreements, including its right to
      have such materials returned or
      destroyed.

      15.  Indemnification.

      (a) Seller's Indemnity.  Without
      limiting any remedy Buyer may have
      hereunder, Seller hereby agrees to
      indemnify, defend and hold Buyer
      harmless from and against and in
      respect of any and all liabilities,
      losses, damages, claims, costs and
      expenses, including reasonable
      attorneys fees and expenses, (all
      on an after-tax basis) suffered or
      incurred by Buyer or any member of
      the Cross Pointe Group when so
      suffered or incurred, by reason of
      or relating to:

              (i)  any representation or
              warranty by Seller contained
              in this Agreement being
              breached or untrue;

              (ii) any covenant or agreement
              of Seller contained in this
              Agreement being breached or
              not fulfilled, and not waived;

              (iii)     any economic harm (net of
              taxes) incurred or payment
              required to be made by any
              member of the Cross Pointe
              Group under the Flambeau Lease
              with respect to events or
              conditions occurring prior to
              the Closing Date, including
              any liability for tax
              indemnification arising under
              the Flambeau Lease prior to
              the Closing Date;

              (iv) any claim under Treas.
              Reg. section 1.1502-6 by the Internal
              Revenue Service against any
              member of the Cross Pointe
              Group as a member of Seller's
              consolidated group prior to
              the Closing Date with respect
              to any federal income tax
              liability of Seller for any
              period ending on or prior to
              December 31, 1995;

              (v)  the assertion against
              Buyer of any liability of
              Seller not assumed by Buyer
              hereunder; or

              (vi) the assertion against
              Buyer or any member of the
              Cross Pointe Group of any
              liability, fixed or
              contingent, that is not
              reflected in the Statement of
              Net Book Value or Schedule
              7(d);

         provided, however, that
         indemnification for Environmental
         Costs shall be dealt with solely in
         accordance with Section 18 hereof.

         (b)  Buyer's Indemnity.  Without
         limiting any remedy Seller may have
         hereunder, Buyer hereby agrees to
         indemnify, defend, and hold Seller
         harmless from and against and in
         respect of any and all liabilities,
         losses, damages, claims, costs and
         expenses, including reasonable
         attorneys fees and expenses, (all
         on an after-tax basis) by reason of
         or relating to:

              (i)  any representation or
              warranty by Buyer contained in
              this Agreement being breached
              or untrue;

              (ii) any covenant or agreement
              of Buyer contained in this
              Agreement being breached or
              not fulfilled, and not waived;
              or

              (iii)     the failure of Buyer to
              pay, discharge, or perform any
              guaranty, obligation or
              liability assumed by Buyer
              hereunder, including without
              limitation the Guaranteed
              Obligations.

         (c)  Notice of Claims.  Notice of
         any claim for indemnification under
         this Agreement (other than for
         claims pursuant to Section 16 and
         18), shall be effective only if
         such notice shall have been given
         in writing to the Indemnitor on or
         prior to the 90th day following the
         expiration of the applicable
         representation, warranty, covenant,
         or agreement.  Notice of claims by
         the Seller against the Buyer
         regarding Guaranteed Obligations
         shall be effective only if given in
         writing on or prior to the date 90
         days following the date on which
         the liability of Seller is
         discharged with respect to the last
         outstanding Guaranteed Obligation.

         (d)  Limitations on Claims Amounts.
         The first $500,000 of any aggregate
         claims or related claims made by
         either party (except claims against
         Seller pursuant to subparagraphs
         (a) (iii), (iv), and (v) above,
         claims against Buyer under
         subparagraph (b) (iii) above or
         Section 4 hereof, or claims against
         either Buyer or Seller under
         Sections 9(b), 9(c), 12, 14, or 16
         hereof) pursuant to this Section
         shall be borne by that party and
         shall not be indemnifiable.  The
         minimum amount of each such claim
         shall be $50,000.  Seller and Buyer
         specifically agree that the total
         amount of indemnification payable
         by Seller pursuant to Section 15
         and Section 18 together shall not
         exceed the amount of the purchase
         price paid to Seller in cash
         hereunder.

         (e)  Effect of Materiality
         Qualifications.  For purposes of
         determining whether Buyer or Seller
         is entitled to indemnification
         under Section 15(a) or 15(b), and
         whether the amount of any claim is
         $50,000 or the aggregate amount of
         all claims exceeds $500,000 for
         purposes of Section 15(d),
         qualifications as to materiality in
         individual representations and
         warranties shall be disregarded.

         (f)  General Claims Procedures.  In
         the event that indemnification is
         sought with respect to any
         obligation of Buyer or Seller under
         this Agreement (other than under
         Section 18 hereof) which has
         resulted in litigation between the
         obligee thereof and Buyer or
         Seller, as the case may be, the
         party seeking indemnification (the
         "Indemnitee") shall give the party
         from whom indemnification is sought
         (the "Indemnitor") notice of any
         claim of the commencement of any
         action or proceeding promptly after
         the Indemnitee receives notice
         thereof, and shall permit the
         Indemnitor to assume the defense of
         any such claim or litigation
         resulting from such claim.

         If the Indemnitor assumes the
         defense of any such claim or
         litigation resulting therefrom, the
         obligations of Indemnitor as to
         such claim shall be limited to
         taking all steps necessary in the
         defense or settlement of such claim
         or litigation resulting therefrom
         and to holding the Indemnitee
         harmless from and against any and
         all losses, damages, and
         liabilities caused by or arising
         out of any settlement approved by
         the Indemnitor or any judgment in
         connection with such claim or
         litigation resulting therefrom.

         The Indemnitee may participate, at
         its expense, in the defense of any
         such claim or litigation, provided
         that the Indemnitor shall direct
         and control the defense of such
         claim or litigation.  Regardless of
         which party shall assume the
         defense of a claim or litigation,
         the parties agree to cooperate
         fully with one another in
         connection therewith and to conduct
         such defense in a manner that is
         reasonable to the interests of the
         Indemnitee, and the parties hereto
         agree to consult with one another
         as to the progress and status of
         each such claim or litigation.

         Except with the written consent of
         the Indemnitee, the Indemnitor
         shall not, in the defense of such
         claim or any litigation resulting
         therefrom, consent to entry of any
         judgment or enter into any
         settlement which does not include
         as an unconditional term thereof,
         the giving by the claimant or the
         plaintiff to the Indemnitee of a
         release from all liability with
         respect to the claim or litigation.
         No such consent judgment or
         settlement shall have any
         continuing effect upon the business
         or financial position of the
         Indemnitee without the prior
         written consent of the Indemnitee.

         If the Indemnitor shall not assume
         the defense of any such claim or
         litigation resulting therefrom, the
         Indemnitee may defend against such
         claim or litigation in such manner
         as it may deem appropriate, and,
         unless the Indemnitor shall deposit
         with the Indemnitee a sum
         equivalent to the total amount
         demanded in such claim or
         litigation, or shall deliver to
         Indemnitee a surety bond for such
         amount in form and substance
         reasonably satisfactory to
         Indemnitee, Indemnitee may settle
         such claim or litigation on such
         terms as it may reasonably deem
         appropriate, and the Indemnitor
         shall promptly reimburse Indemnitee
         for the amount of all costs and
         expenses, legal or otherwise,
         reasonably incurred by the
         Indemnitee in connection with the
         defense against or settlement of
         such claims or litigation.  If no
         settlement of such claim or
         litigation is made, the Indemnitor
         shall promptly reimburse the
         Indemnitee for the amount of any
         final judgment rendered with
         respect to such claim or in such
         litigation and for all reasonable
         costs and expenses, legal or
         otherwise, incurred by the
         Indemnitee in the defense against
         such claim or litigation, but only
         to the extent that such amounts are
         actually paid.

         16.  Lease Guarantees.  In the
         event that Seller's release from
         the Guaranteed Obligations listed
         on Schedule 1(z) is not obtained,
         Seller and Buyer agree that they
         will continue to use their best
         efforts to obtain the complete
         release of Seller from the
         Guaranteed Obligations.
         Notwithstanding the foregoing,
         Buyer shall indemnify Seller
         against any payments made by Seller
         to cure any default by Buyer or any
         member of the Cross Pointe Group
         under the Guaranteed Obligations,
         and against all other demands,
         payments, expenses and costs
         incurred by Seller with Buyer's
         prior approval, which shall not be
         unreasonably withheld, in
         connection with such Guaranteed
         Obligations in accordance with
         Section 15 hereof, for so long as
         Seller has any potential liability
         under any such Guaranteed
         Obligation.  Buyer and Seller agree
         that the provisions of this
         Section 16 shall continue in full
         force and effect until complete
         discharge of Seller and payment in
         full by Buyer of such Guaranteed
         Obligations.

         17.  Expenses.  Seller and Buyer
          shall each be responsible for all of
          their own expenses incurred in
          connection with the transactions
          contemplated hereby.

         18.  Hazardous Material Indemnity.

         (a)  Indemnity.  Subject to the
         provisions of paragraph (b) below,
         Seller shall indemnify and hold
         Buyer and each member of the Cross
         Pointe Group harmless from and
         against any and all Environmental
         Costs paid, incurred, or suffered
         by Buyer or any member of the Cross
         Pointe Group.

         (b)  Amounts Subject to Indemnity.
         This Section 18 provides to Buyer,
         the respective Cross Pointe Group
         members, and anyone claiming under
         or through them the exclusive
         remedy with respect to any
         Environmental Condition.  Except
         for those Environmental Conditions
         specified in subparagraph (i)
         below, as to which there shall be
         no limitation period with respect
         to Seller's obligation to indemnify
         hereunder, such exclusive remedy
         shall lapse and be of no further
         force or effect on and after the
         tenth anniversary of the Closing
         Date.

         (i)  Seller shall indemnify Buyer
         for the full amount of
         Environmental Costs with respect to
         each of the following Environmental
         Conditions:

              1.   Contamination, if any, of
              the Flambeau River and its
              sediments.

              2.   Contamination, if any, at
              the old Flambeau spent sulfite
              liquor lagoon area, including
              any associated soil and
              groundwater contamination.

              3.   Contamination, if any, at
              the spent sulfite liquor
              lagoon currently being used
              for storage by Flambeau Paper,
              including any associated soil
              and groundwater contamination.

              4.   Contamination, if any, at
              the North Woodyard site,
              including any associated soil
              and groundwater contamination.

              5.   Contamination, if any, at
              Miami Paper's landfill site,
              including any associated soil
              and groundwater contamination.

              6.   Closure of any cell of
              the Miami Paper landfill site
              other than in the ordinary
              course of business.

              7.   Fines, penalties, or
              other claims by third parties
              with respect to events that
              occur or Environmental
              Conditions that exist on or
              before the Closing Date,
              including claims that any
              member of the Cross Pointe
              Group is a potentially
              responsible party for the
              remediation of any site and
              other claims under the
              Comprehensive Environmental
              Response, Compensation and
              Liability Act, as amended, or
              similar law.

         (ii) With respect to each category
         of Environmental Conditions set
         forth in Schedule 18(b) known to
         Buyer as of the Closing Date,
         including conditions identified in
         Schedule 10(h) and conditions
         identified in the course of the
         investigations performed or
         obtained by Buyer under Section
         10(h), Seller shall indemnify Buyer
         for the following portions of the
         Environmental Costs associated with
         each of the 12 separate categories:

              1.   None of the first $50,000
              of the Environmental Costs,
              subject to the provisions of
              subparagraph (v) of this
              Section 18(b).

              2.   50% of the Environmental
              Costs in excess of $50,000 up
              to and including $250,000.

              3.   75% of the Environmental
              Costs in excess of $250,000 up
              to and including $1,000,000.

              4.   80% of the Environmental
              Costs in excess of $1,000,000
              up to and including
              $2,000,000.

              5.   100% of the Environmental
              Costs in excess of $2 million.

         (iii)     Seller shall indemnify
         Buyer for the full amount of
         Environmental Costs with respect to
         each Unknown Condition after the
         first $50,000 for each category of
         Environmental Conditions listed in
         Schedule 18(b), subject to the
         provisions of subparagraph (v) of
         this Section 18(b).

         (iv) With respect to third-party
         non-governmental claims for money
         damages relating to Environmental
         Conditions, the provisions of
         Section 15(f) shall govern the
         procedure for handling such claims
         as between the parties hereto.

         (v)  In determining whether Buyer
         has paid the first $50,000 of
         Environmental Costs for each
         category of Environmental
         Conditions listed in Schedule
         18(b), amounts paid by Buyer for
         that category under subparagraphs
         (ii) and (iii) of this Section
         18(b) shall be aggregated so that
         the total amount that Buyer is
         required to pay with respect to the
         first $50,000 of Environmental
         Costs for that category does not
         exceed $50,000.

         Seller and Buyer specifically agree
         that the total amount of
         indemnification payable by Seller
         pursuant to Sections 15 and 18
         together shall not exceed the
         amount of the purchase price.

         (c)  Environmental Claims
         Procedures.  Buyer will notify
         Seller as soon as practicable after
         it determines that Seller may be
         liable for indemnification under
         this Section 18.  Within 60 days
         after giving this notice, Buyer
         will provide Seller with
         information, in reasonable detail,
         regarding the nature of the
         condition, Buyer's proposed course
         of action to remediate the
         condition, and the estimated costs
         thereof.  Within 30 days after
         receiving this information, Seller
         must notify Buyer whether it agrees
         with Buyer's proposed actions or,
         if not, of Seller's proposed course
         of action and the estimated costs
         thereof.  Buyer and Seller will
         cooperate to find a mutually
         satisfactory course of action to
         remediate the condition; if they
         are unable to do so within 30 days
         after the notice by Seller referred
         to in the preceding sentence,
         either party may refer the matter
         to arbitration in accordance with
         Section 33.  Each arbitrator
         involved in any arbitration
         proceeding with respect to any
         Environmental Condition shall be an
         experienced pulp and paper industry
         environmental advisor.

         (d)  Standards for Environmental
         Actions.  Remediation and other
         actions with respect to
         Environmental Conditions for which
         indemnification is sought under
         this Section 18 shall be (i)
         designed to achieve compliance with
         Environmental Laws, (ii) designed
         to reduce or eliminate an
         unreasonable risk to human health
         or the environment, taking into
         account all relevant factors,
         including the current use of the
         property to be remediated, or (iii)
         designed by Buyer in its good faith
         business judgment (exercised
         without regard to the availability
         of indemnification hereunder) and,
         in each case, effected in the
         manner that is least disruptive to
         the operations of the Cross Pointe
         Group.  To the extent that any
         Environmental Condition has been
         materially exacerbated or the
         Environmental Costs materially
         increased by any acts, or
         unreasonable failures to act
         (excluding the mere passage of
         time), of Buyer following the
         Closing Date, Buyer shall be
         responsible for Environmental Costs
         attributable to such act or failure
         to act.

         (e)  Changes in Environmental Laws.
         Except for those matters listed in
         Section 18(b)(i) and (iii), if any
         liability or obligation under
         Section 18(b)(ii) arises as a
         result of any change in any
         Environmental Law after the
         Closing, Seller shall not be
         required to assume or indemnify
         Buyer for such liability or
         obligation to the extent such
         change in law affects any site,
         operation, or equipment which is
         used by any member of the Cross
         Pointe Group in the ordinary course
         of its operations on the Closing
         Date.

         (f)  Post-Closing Investigations.
         After the Closing, Buyer will not
         arrange or conduct investigations
         of any Environmental Condition
         other than (i) as required by
         applicable law, (ii) in the
         exercise of good faith business
         judgment (exercised without regard
         to the availability of
         indemnification hereunder), (iii)
         in connection with the
         investigation of a third party
         claim, (iv) arising out of Buyer's
         environmental management system
         review, or (v) in the ordinary
         course of Buyer's operations.  Any
         breach of this covenant may be
         taken into account in any
         arbitration proceeding involving
         Environmental Costs with respect to
         any Environmental Condition arising
         out of such discovery.

         (g)  Emergency Actions.
         Notwithstanding the foregoing,
         Buyer may take immediate action to
         the extent necessary to protect the
         health and safety, to avoid the
         payment of significant fines or
         penalties, to avoid a significant
         increase in remediation costs, or
         to enable Buyer to continue the
         operations of the Cross Pointe
         Group in an uninterrupted manner.

         19.  Termination of Agreement.
         This Agreement may be terminated
         upon ten (10) business days prior
         written notice at any time prior to
         Closing without liability of either
         party to the other:

         (i)  by mutual consent of the
         Seller and Buyer;

         (ii) by Buyer, if notice of a
         development that has a Material
         Adverse Effect has been given, in
         accordance with Section 9(a)(vii)
         hereof;

         (iii)     by Buyer, if Closing has
         not occurred on or before June 30,
         1995 as a result of the
         nonfulfillment of any of the
         conditions to Buyer's obligation to
         perform contained in Section 10 of
         this Agreement;

         (iv) by Buyer, if any environmental
         matter is discovered not listed on
         Schedule 10(h) or Buyer determines
         that any environmental matter has a
         Material Adverse Effect;

         (v)  by Seller, if notice of a
         development that has a material
         adverse effect with respect to the
         Buyer has been given, in accordance
         with Section 9(a)(vii) hereof;

         (vi) by Seller, if Closing has not
         occurred on or before June 30, 1995
         as a result of the nonfulfillment
         of any of the conditions to
         Seller's obligation to perform
         contained in Section 11 of this
         Agreement; and

         (vii)  by either party, if Closing
         has not occurred on or before
         September 30, 1995 for any reason,
         provided that the delay in Closing
         has not been caused by a
         misrepresentation, breach of
         warranty, or failure to perform any
         obligation under this Agreement by
         the party terminating the
         Agreement.

         This Agreement may also be
         terminated by any party upon ten
         (10) business days prior written
         notice if the nonterminating party
         has breached any covenant to be
         performed by it pursuant hereto.
         In such event, the terminating
         party shall have the right to
         receive, as damages for such
         breach, reimbursement of all
         expenses incurred by it in
         connection with the transactions
         contemplated in this Agreement.
         Neither party shall be liable for,
         and no party may recover,
         consequential or punitive damages
         as a result of, the termination of
         this Agreement.  Termination of
         this Agreement shall not affect in
         any way the continuing obligations
         of the parties hereto pursuant to
         Section 12 relating to brokers and
         Section 14 hereof relating to the
         treatment of Confidential
         Information.

         20.  Announcements.  Buyer and
         Seller shall cooperate in the
         preparation of any announcements
         regarding the transactions
         contemplated by this Agreement.
         Neither party shall issue any
         announcement regarding the
         transactions contemplated hereby
         without the prior consent of the
         other party, which consent shall
         not be unreasonably withheld.  The
         covenants set forth in this Section
         20 shall be enforceable in law or
         at equity by either party.

         21.  Records.  After the Closing
         Date, Buyer shall retain the books,
         records and data of Cross Pointe
         existing at the Closing Date for a
         period of ten (10) years; except
         that, Buyer may dispose of any such
         books, records or data before the
         end of such ten year period if (a)
         Buyer notifies Seller of its
         intention to dispose of the books,
         records or data and (b) Seller does
         not, at its expense, remove such
         books, records, or data within 30
         days after such notice is given.  A
         list describing the books, records
         and data to be transferred to Buyer
         shall be delivered to Buyer prior
         to Closing.  During the retention
         period specified above, Seller
         shall be entitled to access, at
         times reasonably convenient to
         Buyer, to such books, records and
         data in connection with the
         preparation or handling of Seller's
         tax returns, financial reports, tax
         audits, W-2 forms, litigation
         matters or any other reasonable
         need of Seller.

         22.  Assistance after Closing.
         Buyer shall furnish, at no cost to
         Seller, such assistance to Seller
         in the preparation of its fiscal
         1994 year-end financial and tax
         reports and interim 1995 financial
         and tax reports as Seller may
         reasonably request.  All such
         assistance shall be on a
         confidential basis, and Seller
         agrees to comply with the
         confidentiality and limitation on
         use provisions of Section 14 hereof
         with respect to such Confidential
         Information as though such
         provisions applied equally to it.

         (a)  Retained Liabilities.  Buyer
         shall also provide Seller with
         reasonable assistance, including
         without limitation furnishing of
         documents and making available to
         Seller potential witnesses within
         its control or that of any member
         of the Cross Pointe Group and the
         assistance of its or Cross Pointe's
         engineers or experts, in the
         defense of any claim, lawsuit, or
         tax examination arising out of the
         operations of the members of the
         Cross Pointe Group prior to the
         Closing Date for which Seller
         retains liability under this
         Agreement.  Seller shall provide
         Buyer and any member of the Cross
         Pointe Group with corresponding
         reasonable assistance in the
         defense of any claim, lawsuit, or
         tax examination for which Buyer or
         any member of the Cross Pointe
         Group has liability after Closing.
         Each party shall reimburse the
         other and any member of the Cross
         Pointe Group for its out of pocket
         expenses incurred in providing such
         assistance.

         (b)  Allocation of Pulp.  Seller
         and Buyer shall take all necessary
         action to transfer all contracts
         for purchase of kraft pulp
         currently in the name of Seller and
         allocated to members of the Cross
         Pointe Group into the name of Cross
         Pointe or Buyer, as Buyer may
         direct; or in the event such
         contracts are not assignable,
         Seller and Buyer shall cooperate to
         cancel such contracts at the
         earliest possible time.  Until such
         contracts are transferred or
         terminated, Seller shall continue
         to perform such contracts and
         direct delivery of pulp thereunder
         to such members of the Cross Pointe
         Group in the same manner as
         currently performed, and Cross
         Pointe shall pay for such kraft
         pulp delivered to the seller
         thereof, or if Seller has paid
         therefor, promptly to Seller upon
         delivery.

         23.  Tax Matters.

         (a)  Apportionment of Income.
         Seller will include the income of
         the Cross Pointe Group (including
         any deferred income and any excess
         loss accounts pursuant to relevant
         rules and regulations of the
         Internal Revenue Service) on the
         Seller's consolidated federal Tax
         Returns for all periods through the
         Closing Date and pay any federal
         income taxes attributable to such
         income.  Cross Pointe will furnish
         all tax information requested by
         Seller to it for inclusion in
         Seller's federal consolidated Tax
         Return for the period which
         includes the Closing Date in
         accordance with Seller's past
         custom and practice.  The income of
         the Cross Pointe Group will be
         apportioned to the period up to and
         including the Closing Date and the
         period after the Closing Date by
         closing the books of the Cross
         Pointe Group as of the end of the
         Closing Date.

         (b)  Audits.  Seller will allow
         Cross Pointe and its counsel (at
         Cross Pointe's expense) to be
         represented during any audits of
         Seller's consolidated federal Tax
         Returns to the extent that disputed
         items therein affect the federal
         income tax liability of the Cross
         Pointe Group after the Closing
         Date.  Buyer will allow Seller and
         its counsel (at Seller's expense)
         to be represented during any audits
         of the federal Tax Returns of the
         Cross Point Group to the extent
         that disputed items therein affect
         the federal income tax liability of
         the Cross Pointe Group prior to the
         Closing Date.

         (c)  Post-Closing Elections.  At
         Seller's reasonable request, the
         Buyer will cause members of the
         Cross Pointe Group to make or join
         with Seller in making any election
         relating to income taxes for the
         year in which the Closing Date
         occurs, so long as the making of
         such election does not have an
         adverse impact on the Buyer or the
         Cross Pointe Group for any post-acquisition tax period.

         (d)  Section 338(h)(10) Election.
         Seller will join with the Buyer in
         making an election under Internal
         Revenue Code Section 338(h)(10)
         (and any corresponding elections
         under state, local, or foreign tax
         law) (collectively a
         "Section 338(h)(10) Election") with
         respect to the purchase and sale of
         the stock of Cross Pointe and of
         the members of the Cross Pointe
         Group hereunder.  Seller will pay
         any tax attributable to the making
         of the Section 338(h)(10) Election
         and will indemnify the Buyer and
         the members of the Cross Pointe
         Group against any adverse
         consequences arising out of any
         failure to pay such tax.  Seller
         will also pay any state, local, or
         foreign tax (and indemnify the
         Buyer and the members of the Cross
         Pointe Group against any adverse
         consequences arising out of any
         failure to pay such tax)
         attributable to an election under
         state, local, or foreign law
         similar to the election available
         under Internal Revenue Code
         Section 338(g) (or which results
         from the making of an election
         under Internal Revenue Code
         Section 338(g)) with respect to the
         purchase and sale of the stock of
         Cross Pointe and of the members of
         the Cross Pointe Group hereunder
         where the state, local, or foreign
         tax jurisdiction (i) does not
         provide or recognize a
         Section 338(h)(10) election or
         (ii) does not apply its provisions
         corresponding to Internal Revenue
         Code Section 338(h)(10) to the
         purchase and sale of stock of Cross
         Pointe (for example, because Cross
         Pointe files a separate company tax
         return in such jurisdiction);
         provided, however, Seller's
         obligation under this sentence
         shall be limited to state, local,
         or foreign income taxes
         attributable to such election or
         deemed election, Seller shall have
         no obligation to pay such state,
         local, or foreign income taxes
         before they are otherwise due
         (without penalty) under applicable
         law, and Buyer shall take all
         reasonable steps necessary to
         minimize the amount of such state,
         local, or foreign income taxes, but
         only to the extent such actions or
         steps are otherwise consistent with
         the terms and provisions of this
         Agreement (including, without
         limitation, the Allocation schedule
         referred to in Section 23(e)).

         (e)  Allocation of Purchase Price.
         Buyer and Seller agree that the
         Purchase Price and the liabilities
         of Cross Pointe and other members
         of the Cross Pointe Group (plus
         other relevant items) will be
         allocated to the assets of Cross
         Pointe and other members of the
         Cross Pointe Group for all purposes
         (including tax and financial
         accounting purposes) in a manner
         consistent with the Allocation
         Schedule attached hereto as
         Schedule 23(e) after taking into
         account any Purchase Price
         Adjustment pursuant to Section
         3(e).  Buyer, members of the Cross
         Pointe Group, and Seller will file
         all tax returns (including amended
         returns and claims for refund) and
         information reports in a manner
         consistent with such values.


         24.  Survival of Representations
         and Warranties.  Unless otherwise
         expressly stated herein, all
         representations and warranties of
         the Seller and Buyer shall survive
         the Closing for a period of two (2)
         years; except that all the
         representations and warranties
         contained in Sections 7(a), 7(b),
         7(c), 7(g), 7(h), and 7(u) and
         Section 8 shall survive the Closing
         for a period of ten (10) years; and
         the representations and warranties
         contained in Section 7(t) shall
         survive the Closing until the
         expiration of the applicable
         statutes of limitation (including
         extensions).

         25.  Amendment and Waiver.  This
         Agreement may not be amended or
         modified at any time or in any
         respect other than by an instrument
         in writing executed by Buyer and
         Seller.

         26.  Notices.  Any notice or
         communication provided for in this
         Agreement shall be in writing and
         shall be deemed given when
         delivered personally or by
         electronic facsimile transmission,
         against receipt, or when deposited
         in the United States mail,
         registered or certified mail,
         return receipt requested to the
         following address:

(a)  If to Seller:
Pentair, Inc.
1500 County Road B2 West
St. Paul,Minnesota 55113-3105
Attention:  Ronald V. Kelly
Facsimile:  (612) 639-5209
with a copy to:
Henson & Efron, P.A.
1200 Title Insurance Building
400 Second Avenue South
Minneapolis, Minnesota 55401
Attention:  Louis L. Ainsworth, Esq.
Facsimile:  (612) 339-6364

(b)  If to Buyer:
Noranda Forest Inc.
Suite 4414, Box 7
Toronto-Dominion Bank Tower
Toronto, Ontario  M5K 1A1
Attention:  Thomas G. Stinson
Facsimile:  (416) 982-7396

with a copy to:
Thompson, Hine and Flory
1100 National City Bank Building
Cleveland, Ohio  44114-3070
Attention:  Donald H. Messinger, Esq.
Facsimile:  (216) 566-5571

      Any party may change the above
      address for notice by written
      notice to the other parties in
      accordance with the provisions of
      this Section 26.

      27.  Parties in Interest.  All of
      the terms and provisions of this
      Agreement shall be binding upon and
      inure to the benefit of and be
      enforceable by Seller and Buyer,
      their respective successors and
      permitted assigns.  Neither party
      may assign this Agreement without
      the express written consent of the
      other party, except that Buyer may
      assign this Agreement to an
      affiliate of Buyer provided that no
      such assignment shall relieve Buyer
      of its obligations hereunder.  This
      Agreement shall not confer any
      rights or remedies upon any person
      other than the Buyer and Seller and
      their respective successors and
      permitted assigns.

      28.  Further Assurances.  Each
      party shall from time to time
      execute and deliver such further
      documents and do such further acts
      as the other party may reasonably
      require for carrying out the
      purposes and intent of this
      Agreement.

      29.  No Waivers.  No failure of
      either party to this Agreement to
      pursue any remedy resulting from a
      breach of this Agreement shall be
      construed as a waiver of that
      breach or as a waiver of any
      subsequent or other breach.

      30.  Governing Law.  This Agreement
      shall be construed in accordance
      with and governed by the
      substantive laws of the State of
      Minnesota without giving effect to
      the choice of law provisions
      thereof.  This Agreement shall be
      subject to the non-exclusive
      jurisdiction of the courts of, and
      United States federal courts
      sitting in, the State of Minnesota,
      and all parties hereby irrevocably
      submit to the jurisdiction of such
      courts with respect to any claim
      arising out of this Agreement.

      31.  Severability.  Should any
      provision of this Agreement be or
      become invalid in whole or in part
      or be incapable of performance for
      whatever reason, then the validity
      of the remaining provisions of this
      Agreement shall not be affected
      thereby.  In such event, the
      parties hereby undertake to
      substitute for any such invalid
      provision or for any provision
      incapable of performance, a
      provision which corresponds to the
      spirit and purpose of such invalid
      or unperformable provision as far
      as permitted under applicable law,
      so as to provide to the parties to
      the fullest extent possible the
      economic purpose and effect of this
      Agreement.

      32.  Miscellaneous.  This Agreement
      constitutes the entire agreement
      between the parties and supersedes
      all prior representations,
      understandings or agreements
      between them, written or oral,
      respecting the within subject
      matter.  Headings are for
      convenience only and are not
      intended to alter any of the
      provisions of this Agreement.
      Words importing the singular number
      include the plural and vice versa.
      This Agreement may be signed in
      multiple copies, each of which
      shall be considered an original,
      but all of which shall together
      constitute one and the same
      instrument.

      33. Arbitration of Disputes.
      Except as otherwise provided in
      Section 3 hereof, any dispute
      arising out of or in connection
      with this Agreement, including any
      question regarding its existence,
      validly, interpretation, or
      termination, that can not be
      resolved amicably by the parties
      shall be referred to and finally
      resolved by binding arbitration,
      under the auspices and the then
      applicable Commercial Arbitration
      Rules of the American Arbitration
      Association as herein modified or
      supplemented or otherwise agreed to
      by the parties hereto.   At any
      time by express written agreement,
      the parties may modify, limit the
      application of, add to, or avoid
      the operation of one or more rules
      of such association.  The
      arbitrator or arbitrators shall be
      selected in accordance with such
      rules.  The number of arbitrators
      when the amount in dispute is
      $500,000 or less shall be one, and
      the number of arbitrators when the
      amount in dispute is more than
      $500,000 shall be three.  The
      location of the arbitration
      proceedings shall be Chicago,
      Illinois.  The American Arbitration
      Association shall arrange for a
      prehearing conference as soon as
      practicable after the appointment
      of the arbitrators.  At the
      prehearing conference, the
      arbitrators shall set a hearing
      date, which shall commence not
      later than 60 days after the
      prehearing conference.

      The parties agree that the
      arbitrators may call and question
      any witness, including any expert
      witness, and may require a party to
      produce any relevant documents or
      evidence prior to or at any
      hearing.  The parties and the
      arbitrators shall proceed
      expeditiously so that the arbitral
      award is issued as soon as
      practicable.  The arbitrators will
      be empowered to grant injunctive
      relief in the form of interim
      orders pending the outcome of the
      arbitration and in the final
      arbitral award.  The costs,
      expenses, and fees of a party
      incurred in connection with any
      arbitration proceeding shall be
      borne by that party.  Costs,
      expenses, and fees of the
      arbitration panel shall be borne
      equally by Buyer and Seller, unless
      the final arbitral award otherwise
      provides.

      The arbitral award will be the
      exclusive remedy for all claims,
      counterclaims, issues, or
      accountings presented or pled to
      the arbitrators.  Any award may, in
      the discretion of the arbitrators,
      include interest from the date of
      the breach or other violation of
      the Agreement until the award is
      fully paid.  The parties hereto
      irrevocably submit to the
      jurisdiction of the courts of, and
      United States federal courts
      sitting in, the State of Minnesota,
      for enforcement of the arbitral
      award.  Any additional costs, fees,
      or expenses incurred in enforcing
      the arbitral award will be charged
      against the party that resists
      enforcement.


      IN WITNESS WHEREOF, each party has
      caused this Agreement to be
      executed by its authorized officer
      as of the date first above written.

                                   PENTAIR, INC.


By:
Its:


And:
Its:


                                   NORANDA FOREST INC.


By:
Its:

And:
Its:


      The undersigned consent to, and
      agree to be bound by, the terms and
      provisions of the foregoing
      Agreement.


CROSS POINTE PAPER                 FLAMBEAU PAPER CORP.
  CORPORATION

By:
By:
Its:
Its:


DAYTON PAPER CORP.
MIAMI PAPER CORP.

By:
By:
Its:
Its:

EXHIBIT A
CONFIDENTIALITY LETTER DATED AUGUST 24,
1994

CS FIRST BOSTON

Mr. Thomas G. Stinson
Vice President - Corporate Planning
Noranda Forest Inc.
Suite 4414
Toronto-Dominion Centre
Toronto, Ontario M5K lA1

Dear Tom:

CS First Boston Corporation ("CS First
Boston") is acting on
behalf of Pentair, Inc. (the "Company")
to explore a possible sale
of the Company's paper businesses, Cross
Pointe Paper
Corporation (including its three
wholly-owned subsidiaries, Miami
Paper Corporation, Flambeau Paper
Corporation and Dayton
Paper Corporation), Niagara of Wisconsin
Paper Corporation and
the Company's 50 percent joint venture
ownership
interest in Lake Superior Paper
Industries (collectively the "Paper
Group" or the "Group"). In connection
with your analysis of a
purchase of the Paper Group, the
Company, through its
representatives, including CS First
Boston, will make available
to you certain Evaluation Material (as
defined below). As a
condition to receipt of the Evaluation
Material, you agree to the
provisions of this confidentiality
agreement, and you agree to
cause your employees, agents, affiliates and advisors
(collectively, your "Representatives")
to comply with the
provisions hereof.

The term "Evaluation Material" shall
include all oral and written
information, including that contained in the Information
Memorandum dated August 1994 provided to you by the Company, its employees, agents and advisors, including CS First Boston, but does not include any information which you can document (I) at the time of disclosure or thereafter was generally available to and known by the public (other than as a result of a disclosure directly or indirectly by you or your Representatives), (ii) was available to you on a non-confidential basis from a source other than the Company or its advisors, provided that such source was not bound by a confidentiality agreement with the Company at the time of disclosure, or (iii) has been independently acquired or developed by you without violating any of your obligations under this agreement.

(1) The Evaluation Material will be used solely for the purpose of evaluating a possible purchase of the Paper Group. Unless and until you have completed a purchase of the Paper Group, you will further keep all Evaluation Material confidential, except that you may disclose the Evaluation Material or positions thereof to those of your Representatives who need to know such information for the purpose of evaluating the possible purchase of the Group.
You agree to be responsible for any
breach of this agreement by
your Representatives.

(2) In the event that you or any of your Representatives become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or civil process) to disclose any of the Evaluation
Material, you shall provide the
Company with prompt written notice so
that the Company may
seek a protective order or other
appropriate remedy or waive
compliance with the terms of this
agreement. In any such event,
you agree to furnish only that portion
of the Evaluation Material
which you are advised by written opinion of counsel is legally required and to exercise your best efforts to obtain assurances that confidential treatment will be accorded such Evaluation
Material.

(3) Upon the request of the Company at
any time, you will
promptly return to CS First Boston all
copies of the Evaluation
Material in the possession of you or
your Representatives, and
you will cause to be destroyed all
copies of any materials
containing or reflecting any Evaluation
Material.

(4) Without the prior written consent of the Company, you will not, and you will direct your Representatives to not, disclose to any third party either the fact that any investigations, discussions or negotiations are taking place concerning a possible purchase of the Paper Group or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof.

(5) You agree that for a period of one
year from the date hereof,
you will not hire or solicit any Paper
Group employees with whom
you have had contact or who were
specifically identified to you
during the period of your investigation
of the Group, while they
are employed by the Group and for a
period of three months
thereafter.

(6) You understand and acknowledge that
neither the Company
nor CS First Boston is making any
representation or warranty,
express or implied, as to the accuracy
or completeness of the
Evaluation Material or any forecasts
included therein, and none
of the Company, CS First Boston, or any
of their respective
officers, directors, employees,
stockholders, owners, affiliates or
agents will have any liability to you or any other person resulting from your use of the Evaluation
Material. Only those
representations or warranties that are
made in a definitive
purchase agreement when,as and if
executed, and subject to
such limitations and restrictions as may be specified in such agreement, will have any legal effect.

(7)You agree that until the expiration
of three years from the date
of this agreement, you shall not,
whether acting alone or as a
member of a group (within the meaning of Section 13(d)(3) of the
Securities Exchange Act of 1934),
without the prior approval of
the Board of Directors of the Company,
(I) in any manner acquire,
agree to acquire or make any proposal to acquire, directly or indirectly, any securities of the
Company, (ii) propose to enter
into, directly or indirectly, any merger or business combination involving the Company, (iii) make, or in any way participate, directly or indirectly, in any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company, or
(iv) advise, assist or
encourage any third parties in
connection with any of the
foregoing.

(8) You acknowledge that no contract or
agreement providing for
the purchase of the Paper Group shall be deemed to exist unless and until a definitive purchase agreement, expressly providing that it is legally binding, has been executed and delivered. You further acknowledge that the Company and CS First Boston shall be free to conduct the process of any sale of the Group as they in their sole discretion shall determine
(including, without
limitation, negotiating with any
prospective party and entering into
a definitive agreement without prior
notice to you or any other
person) and that the sale process may be changed at any time without notice to you or any other person.

(9) You agree that the Company shall be
entitled to equitable
relief, including injunction and
specific performance, in the event
of any breach of the provisions of this
agreement in addition to all
other remedies available to the Company
at law or in equity. You
also hereby irrevocably and
unconditionally consent to submit to
the exclusive jurisdiction of the courts of the State of Minnesota and of the federal district court for the District of Minnesota with respect to any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby (and you agree not to commence any action, suit or proceeding relating thereto except in such courts).

(10) No provisions of this
confidentiality agreement shall be
waived or amended except in writing and
signed by the party
against whom such waiver or amendment is sought to be enforced. No failure or delay by the Company in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

(11) This agreement is for the benefit
of the Company and CS
First Boston and their respective
successors and assigns and will
be governed by and construed in
accordance with the laws of the
State of Minnesota. Your obligations
under this agreement will
expire three years from the date of this agreement and your successors and assigns shall be bound by all of the provisions hereof.

If you agree with the foregoing, please
sign both copies of this
letter and return one copy, which will
constitute our agreement
with respect to the subject matter of
this letter.

Very truly yours,

Pentair Inc.
By CS First Boston on behalf of Pentair,
Inc.


By: Charles B. Edelstein
Title:Vice President

Confirmed and agreed to:

By.T. G. Stinson
Title: Secretary and Vice President
Corporate Planning
Date: August 25, 1994

 Exhibit B

REPORT ON STATEMENT OF NET BOOK VALUE
TO COMPLY WITH PURCHASE AGREEMENT

To the Board of Directors of Pentair,
Inc.

We have audited the accompanying
Statement of Net Book
Value of Cross Pointe Paper Corporation
and subsidiaries (the
"Company") as of March 31, 1995. This
Statement of Net Book
Value is the responsibility of the
Company's management. Our
responsibility is to express an opinion
on the Statement of Net
Book Value based on our audit.

We conducted our audit in accordance
with generally accepted
auditing standards. Those standards
require that we plan and
perform the audit to obtain reasonable
assurance whether the
Statement of Net Book Value is free of
material misstatement.
An audit includes examining, on a test
basis, evidence supporting
the amounts and disclosures in the
Statement of Net Book Value.
An audit also includes assessing the
accounting principles used
and significant estimates made by
management, as well as
evaluating the overall financial
statement presentation of the
Statement of Net Book Value. We believe
that our audit provides
a reasonable basis for our opinion.

The accompanying statement was prepared
to present the net
book value of the Company pursuant to
Section 3(b)(ii) of the
Agreement for Sale and Purchase of Stock of Cross Pointe
Paper Corporation between Pentair, Inc.
and Noranda Forest Inc.
dated February 21, 1995 (the "Purchase
Agreement"), and is not
intended to be a complete presentation
of the Company s assets
and liabilities.

In our opinion, the accompanying
Statement of Net Book Value
presents fairly, in all material
respects, the Net Book Value of
Cross Pointe Paper Corporation and
subsidiaries as of March 31,
1995 pursuant to Section 3(b)(ii) of the Purchase Agreement, in accordance with the basis of accounting described in Note 1 to the Statement of Net Book Value.

This report is intended solely for the
information and use of the
Boards of Directors and management of
Pentair, Inc. and
Noranda Forest Inc. and should not be
used for any other
purpose.

Deloitte & Touche LLP

EXHIBIT C

ASSUMED Liabilities

1.   $10,850,000 Solid Waste Disposal
Revenue Refunding
Bonds Series 1992A dated 6/25/92
(Flambeau Paper Corp.
Project) "Flambeau Lease."

2. Lease and financing of railroad
equipment between Flambeau
Paper Corportion and Exchange National
Bank of Chicago as
Trustee under a Trust Agreement with
Portex Lease Corporation,
Portex Lease Corporation and The First
National Bank of
Chicago and Pentair, Inc., dated August
15, 1982 (lease of 48 rail
cars).

3.   Maintenance Service Industrial
Space Lease, dated January
10, 1989 between LaSalle National Bank
and Cross Pointe Paper
Corporation concerning the premises
known as 1701 Hawthome
Lane, West Chicago, Illinois.

Exhibit D

PROMISSORY NOTE

Minneapolis, Minnesota April, 1995
U.S. $100,000,000

For value received, NORANDA FOREST INC.
("Buyer") promises
to pay to or to the order of Pentair,
Inc. ("Seller") the principal
amount of one hundred million United
States Dollars (US
$100,000,000) on December 31, 1995. No
interest will accrue on
the Promissory Note unless Buyer
defaults in the payment of
principal when due; if Buyer defaults in the payment of principal when due, Buyer shall pay on demand interest on overdue principal at the announced large business prime rate of Morgan
Guaranty Trust Company of New York plus
two percent (2%)
from December 31, 1995 to but not
including the date on which
principal is paid. Payment shall be made in Mirmeapolis,
Minnesota by wire transfer to First Bank
National Association,
Account (ABA wire transfer routing
number 091000022), marked
to the attention of Karen Johnson, or to such other account in the
United States and to the attention of
such other person as the
holder hereof may otherwise direct Buyer in writing at least three business days prior to the payrnent date.

This Promissory Note is the promissory
note referred to in and
issued to Seller in accordance with the
provisions of Section 4 of
the Agreement for Sale and Purchase of
Stock of Cross Pointe
Paper Corporation between Seller and
Buyer dated February 21,
1995 (the "Agreement") and is subject
to, and the holder hereof is
entitled to the benefit of, the
provisions of the Agreement. Buyer's
obligation to pay this Promissory Note
is absolute and
unconditional, except that this
Promissory Note is subject to
set-off for nonpayment of arnounts that
(1) Seller agrees in
writing are owed by Seller to Buyer or
(2) have been deterrnined
to be owed by Seller to Buyer by an
arbitral award in accordance
with the Agreement. Buyer hereby waives
any further defenses
and rights of set-off, whether equitable or legal in nature, that it may otherwise be entitled to assert against Seller with respect to payment of the Promissory Note. All payments to be made under this Promissory Note shall be paid without deduction for and free from any taxes or withholdings of any kind imposed upon Seller by the Dominion of Canada or any political subdivision thereof.

Buyer agrees to pay this Promissory Note and, in the event of default all cost of collection, including reasonable attorneys fees, and waives demand, presentment for payment, notice of dishonor, protest and notice of protest and diligence in collection and bringing of suit and exonerates the holder hereof from all duty and obligation to make demand on anyone for payment or to give notice to anyone of nonpayrnent hereof and consents to the extension, renewal, exchange, surrender, or release by the holder hereof. Buyer agrees that the holder hereof may extend the time of payment, accept partial payment, take security, or exchange or release any collateral, without discharging or releasing Buyers.

This Promissory Note will be governed by and interpreted in accordance with the laws of the State of Minnesota and shall be subject to the exclusive jurisdiction of the courts of, and United
States federal courts sitting in, the
State of Minnesota, and
Buyer hereby irrevocably submits to the
jurisdiction of such courts
with respect to any claim arising
hereunder.

CORPORATE SEAL
NORANDA FOREST INC.

By:
Title:

And:
Title:

Schedule 13

AGREEMENT REGARDING EMPLOYEE BENEFITS

THIS AGREEMENT is made this last day of
February, 1995
between Pentair, Inc. (hereinafter
"Seller"), Cross Pointe Paper
Corporation ("Cross Pointe") and Noranda
Forest Inc. (hereinafter
"Buyer") in connection with the
execution of the Stock Purchase
Agreement dated February 21, 1995
between Seller and Buyer.
(hereinafter "Agreement"). Capitalized
terms which are used
herein shall (unless otherwise defined
herein) have the meanings
ascribed to them in the Agreement.

1. Health and Welfare Benefit Plans.

(a) VEBA Plans. Seller or Cross Pointe
provides certain health
and welfare benefit plans listed on
Exhibit A to this Agreement,
including but not limited to
hospitalization, surgery, medical and
similar benefit plans, to current and
former employees of Cross
Pointe through the Pentair Inc.
Voluntary Employee Benefit Trust
or other arrangements administered or
funded by Seller. Seller
has accrued and will continue through
the Closing Date to accrue
for the costs of these benefits and to
pay for such benefits in the
normal course of its business. Buyer
obtains the benefit, as a
deduction from the Net Book Value of the Stock, of the amount of these accruals as of the Closing Date.
In consideration therefore,
Buyer agrees (I) to administer and pay
all claims pending on the
Closing Date either directly or through
a designated successor
plan to the VEBA, and (ii) to promptly
reimburse Seller for
any amount paid by it thereafter for any claims relating to current employees of Cross Pointe. Following
Closing, Seller shall have
no further liability or responsibility
for claims, benefit payments or
any costs or expenses arising out of or
with respect to such
plans.

(b) Insured Plans. To the extent that
other health and welfare
benefit plans for current employees of
Cross Pointe are funded
by, or provided coverage under,
insurance policies owned by
Seller, Seller and Buyer shall use their best efforts to transfer such policies to Buyer or Cross Pointe, as Buyer may direct. If transfer of entire policies cannot be accomplished, or if such policies cover employees of Seller's affiliates other than solely those of Cross Pointe. Seller and Buyer shall use their best efforts to acquire new policies providing such benefits, to the extent available, for Buyer, with the cost thereof to be born by Buyer. Any established reserves allocable to Cross Pointe under any policies replaced pursuant to this subsection (b) shall be credited to Cross Pointe under new policies or, to the extent
Seller receives the benefit thereof,
shall be paid to or for the
benefit of Cross Pointe by Seller. In
the event any Cross Pointe
employees are eligible to receive
long-term disability benefits at
Closing, Cross Pointe agrees to continue responsibility for the uninsured portion of these benefits.

(c)Postretirement Benefits. Seller will
assume responsibility for
Postretirement benefits. including
retiree medical and life
insurance. for all employees of Cross
Pointe who retire on or
before the Closing Date. Cross Pointe
will retain responsibility for
Postretirement benefits for active
employees of Cross Pointe
after the Closing Date. The amount of
the liability for
Postretirement benefits to be shown in
the Statement of Net
Book Value will equal the APBO for
Postretirement benefits
for active employees of Cross Pointe as
of the Closing Date
calculated on the same basis as the APBO for active employees of Cross Pointe included in Seller s financial statements as of
December 31, 1994.

2. Employee Savings Plans.

(a) Salaried Employees' 401(k) Plan. As
soon as possible after
the Closing Date but no later than three months after the Closing
Date, Buyer shall establish or otherwise make available a tax-qualified retirement plan and trust
(or other qualified funding
arrangement) for salaried employees of
Cross Pointe who are
eligible to participate in the Pentair.
Inc. Retirement Savings and
Stock Incentive Plan (the "RSIP Plus")
on the Closing Date. Such
plan shall contain a salary reduction
arrangement qualified under
401(k) of the Internal Revenue Code of
1986 (the "Code") and
other features reasonably comparable IO
the RSIP Plus including
an obligation on the part of the Buyer
to match. in cash a portion
of the salary reduction contributions
made by eligible participants
under the Buyers plan. Such plan shall
accept transfers or
rollovers as requested by eligible
participants pursuant to the
provisions of Code Section 402(c). Such
comparable plan need
not include an employer stock component
or provide for the
employer contribution with respect
thereto.

(b) Payment of Balances. As soon as
possible after the Closing
Dale bul no later than three months
after the Closing Date. Seller
shall transfer to the new plan(s)
established by Buyer or Cross
Pointe the accumulated balances held in
the RSIP Plus;
and the Represented Plan for the benefit of Cross Pointe's employees to the elect such transfer is requested by the individual participant and the Seller may do so without disqualification under the Code of the RSIP Plus. The
Represented Plan or the replacement
plans to be established or
otherwise made available by Buyer or
Cross Pointe. Upon the
making of such payments, Seller shall
have no further obligation
or liability to Buyer, Cross Pointe or
the electing participants with
respect to the administration of the
plan(s), payment of benefits
thereunder, investment of funds or
otherwise.

3. Pension Plans.

(a) As soon as possible after the
Closing Date but no later than
three months after the Closing Date,
Buyer shall establish or
otherwise make available, a tax
qualified pension plan and trust
(or other qualified funding arrangement) for covered employees of Cross Pointe ("New Cross Pointe
Plan"). The new Cross
Pointe Plan shall be reasonably
comparable to the existing
Pentair, Inc. Pension Plan. Seller shall cause the fiduciary of the
Pentair, Inc. Pension Plan to transfer
to the new Cross Pointe
Plan assets (calculated by using the
value of projected benefits
as of the Closing Date, using a salary
growth assumption of 3
percent and a covered compensation
growth assumption of 2 1/2
percent, using current service, based on an interest rate at 8 1/2 percent, and using the other assumptions used in calculating the pension liability in Pentair. Inc.
Financial Statements as of
December 31, 1994, subject to the
minimum transfer
requirements of Section 414(1) of the
Code), liabilities and the
sole responsibility for payment to the
affected participants of
pension benefits.  The transferred
assets shall include interest at
the rate of 8-1/2% from the Closing Date to the date of transfer.
The new Cross Pointe Plan shall credit
all participation, benefit
and vesting service earned under the
Pentair, Inc. Pension Plan
as of the Closing Date.

(b) The existing Pension Plan for
Bargaining Employees of
Flambeau Paper Corp. (the "Flambeau
Plan") established and
maintained by Cross Pointe in accordance with the existing collective bargaining agreements shall continue in full force and effect as a plan to be sponsored by Buyer. As soon as possible after the Closing Date, but no later than five months after the
Closing Date Buyer shall establish or
otherwise make available a
trust (or other qualified funding
arrangement) to accept the
transfer of the assets of the Flambeau
Plan from the Pentair. Inc.
Master Trust.

(c)Buyer shall indemnify and hold
harmless Seller and any
fiduciary with respect to the New Cross
Pointe Plan and the
Flambeau Plan from any liabilities and
claims (and reasonable
attorneys fees relating to the defense
thereof) made by any
person (including, but not limited to
the Pension Benefit Guaranty
Corporation) arising from any action or
omission with respect to
the new Cross Pointe Plan or the
Flambeau Plan occurring on or
after the Closing Date. Such liabilities and claims include, but are not limited to, those arising from any termination of the New
Cross Pointe Plan or the Flambeau Plan.

(d) Seller shall indemnify and hold
harmless Buyer and any
fiduciary with respect to the New Cross
Pointe Plan or the
Flambeau Plan from any liabilities and
claims (and reasonable
attorneys fees relating to the defense
thereof) made by any
person (including, but not limited to,
the Pension Benefit
Guaranty Corporation arising from any
action or omission with
respect to the New Cross Pointe Plan or
the Flambeau Plan
occurring prior to the Closing Date.

The parties acknowledge that, as of
December 31, 1994, the
Flambeau Plan was underfunded (for
purposes of the additional
minimum liability under Paragraph 36 of
FAS 87 recordable on
Cross Pointe's books as of December 31,
1994) in the amount of
approximately $2,063,711.  Cross Pointe
made in January 1995
its required quarterly contribution of
$174,520 to the plan.  Seller
shall make all required quarterly
contributions for the 1995 plan
year with respect to such plan that are
due on or before the
Closing Date.

PENTAIR, INC.

By:Winslow H. Buxton
Its:Chief Executive Officer

By:David D. Harrison
Its:Chief Financial Officer

CROSS POINTE PAPER CORPORATION

BY:Ronald V. Kelly
Its:Chairman of the Board

NORANDA FOREST INC.

BY:T. G. Stinson
Its: Secretary and Vice President